EXHIBIT 10.11

100 NORTH STANTON TOWER LLC

Landlord

TO

EL PASO ELECTRIC COMPANY

Tenant

Lease

Dated as of June 1, 2007

i

ii

EXHIBITS
A	The Land
B	Floor Plan of the Demised Premises
C	Rules and Regulations
D	Security Procedures
E-1	HVAC Plans – 13th Floor
E-2	HVAC Plans – 15th Floor
E-3	HVAC Plans – Basement
F	Standard Cleaning Specifications
G	Landlord’s Work
H	[Intentionally Omitted]
I	Pre-Approved Architects, Engineers and Contractors
J	Permitted Encumbrances
K	RJL Broker Agreement
L	Best Broker Agreement

iii

INDEX OF DEFINED TERMS

Definition	Where Defined
AAA	Section 9.02
Additional Rent	Section 2.03
Affiliate	Section 5.01
Alterations	Section 4.02
Applicable Period	Section 10.01
Arbitrator	Section 2.07
Assignment Consideration	Section 5.05
Auditorium	Section 8.24
Assignment and Sublease Profits	Section 5.05
Badges	Exhibit D
Base Insurance Expense	Section 2.07
Base Operating Expense	Section 2.04
Base Rate	Section 2.08
Base Tax Amount	Section 2.06
Base Utility Expense	Section 2.07
Brokers	Section 8.13
Building	Recitals
Business Days	Section 3.01
Business Hours	Section 3.01
Casualty	Section 7.05
Code	Section 8.25
Commencement Date	Section 1.02
Comparison Year	Section 2.07
Consumer Price Index	Section 2.04
Control	Section 5.01
Curing Party	Section 4.08
Declaration	Section 8.18
Demised Premises	Section 1.01
ERISA	Section 8.25
Expiration Date	Section 1.02
Fair Market Rent	Section 9.02
Financial Institution	Section 8.26
First Refusal Notice	Section 10.01
Fixed Rent Credit Period	Section 2.05
Fixed Rent	Section 2.02
Fixtures	Section 4.03
Guidelines	Section 4.02
Indemnified Party	Section 6.12
Initial Tenant Work	Section 3.03
Insurance Expenses	Section 2.07
Interest Rate	Section 2.10
Land	Recitals

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Landlord’s Determination	Section 9.02
Landlord Services	Section 3.01
Landlord	Introduction
Landlord’s Estimate	Section 2.07
Landlord’s Notice	Section 2.04
Landlord’s Statement	Section 2.07
Landlord’s Work	Section 4.01
Laws	Section 4.06
Lease Year	Section 2.04
Network	Section 4.09
New Tenant	Section 6.10
Notice	Section 8.01
Occupied Premises	Section 4.01
OFAC	Section 8.26
Offeror	Section 10.01
Operating Records	Section 2.07
Original Tenant	Section 8.20
Other Sublease Consideration	Section 5.05
Patriot Act	Section 8.26
Payment in Lieu of Operating Expenses	Section 2.04
Person	Section 8.26
Project	Recitals
Public Areas	Exhibit C
Reletting Expenses	Section 6.06
Renewal Notice	Section 9.01
Renewal Option	Section 9.01
Renewal Term	Section 9.01
Rent Notice	Section 9.02
Rent	Section 2.01
Rules and Regulations	Section 8.02
Signage Threshold	Section 8.20
Specially Designated Nationals and Blocked Persons	Section 8.26
Successor Landlord	Section 6.01
Subtenant Payments	Section 5.04
Tax Payment	Section 2.06
Tax Year	Section 2.06
Taxes	Section 2.06
Tenant Delay	Section 4.01
Tenant	Introduction
Tenant’s Basic Cost	Section 5.05
Tenant’s Insurance Payment	Section 2.07
Tenant’s Notice	Section 9.02
Tenant’s Property	Section 4.03
Tenant’s Share	Section 2.07
Tenant’s Statement	Section 2.07
Tenant’s Utility Payment	Section 2.07

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Term	Section 1.02
Terms	Section 10.01
Transfer Notice	Section 5.03
U.S. Person	Section 8.26
Units	Section 3.01
Utility Expenses	Section 2.07

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LEASE, dated as of June 1, 2007, between 100 NORTH STANTON TOWER LLC, a Delaware limited liability company, whose address is c/o Best Real Estate, 300 E. Main, Suite 1200, El Paso, Texas 79901, Attention: Laura Pople (“Landlord”), and El Paso Electric Company (“Tenant”), a Texas corporation whose address is 100 North Stanton Street, El Paso, Texas 79901.

WITNESSETH:

WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the office building located at 100 North Stanton Street, El Paso, Texas 79901 (the “Building”) on that certain land described on Exhibit A (the “Land”); the Land and the Building and all plazas, sidewalks and curbs adjacent thereto are collectively called the “Project”).

NOW, THEREFORE, Landlord and Tenant agree as follows:

ARTICLE 1

Demised Premises; Term; Use

1.01 Demise. (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this Lease, (i) the entire rentable area of the 11th, 12th, 13th, 14th, 15th, and 16th floors, and (ii) 5,500 Rentable Square Feet (“RSF”) of the basement of the Building, substantially as shown on the floor plans annexed as Exhibit B (the “Demised Premises”)

(b) For purposes of this Lease, Landlord and Tenant confirm that the Demised Premises consists of 132,346 RSF, further described as follows:

Floor	RSF
11	20,693
12	21,365
13	20,693
14	21,365
15	21,365
16	21,365
Basement	5,500
TOTAL	132,346

(c) Landlord and Tenant confirm that the total RSF in the Project is 379,389 square feet and the RSF within the Project will not be decreased during the Term of this Lease except by condemnation or deed in lieu thereof.

(d) For purposes of this Lease “Tenant Share” will mean a fraction, the numerator of which is the RSF of the Demised Premises and the denominator is the RSF of the Project (currently 132,246 divided by 379,389, rounded to the nearest percent 35%).

1.02 Term. (a) The term of this Lease (the “Term”) is to begin on June 1, 2007 (the “Commencement Date”) and end on May 31, 2018 (the “Expiration Date”) unless extended pursuant to the renewal option set forth in Article 9 hereof or sooner terminated pursuant to the terms hereof or applicable law.

1.03 Use. The Demised Premises may be used and occupied by Tenant (and its assignee or subtenants) as general and executive offices, administrative operations (including ancillary uses in connection therewith), and any other lawful use consistent with the office operations of an electric utility company; provided, that in no event shall the Demised Premises be used for any of the following: (a) offices or agencies of a government or political subdivisions thereof or any other body having or asserting sovereign immunity; (b) offices of any governmental bureau or agency of any government or any state or any political subdivision thereof; (c) health care activities other than for Tenant’s employees and family; (d) schools or other third-party training or educational uses other than for Tenant’s employees; (e) restaurant use other than a cafeteria or dining facility for Tenant’s employees and business guests; (f) storage (other than storage in the basement or elsewhere in the Demised Premises ancillary to an otherwise permitted use); (g) personnel agencies; (h) a banking, trust company, or safe deposit business providing for walk-in public business; (i) a savings bank, a savings and loan association, or a- loan company providing for walk-in public business; (m) the sale of travelers’ checks and/or foreign exchange; (j) a stock brokerage office or for stock brokerage purposes providing for walk-in public business; or (k) offices for the manufacturing of goods.

ARTICLE 2

Rent

2.01 Rent. “Rent” shall consist of Fixed Rent (as hereinafter defined) and Additional Rent (as hereinafter defined).

2.02 Fixed Rent. The fixed rent (“Fixed Rent”) shall be at the rate of $1,670,155.70 per annum and shall be payable by Tenant in equal monthly installments of $139,179.64 each for the period commencing on the Commencement Date and ending on the Expiration Date, subject to the terms of this Article 2. The Fixed Rent shall be payable by Tenant in equal monthly installments, in advance on the Commencement Date and on the first day of each calendar month thereafter.

2.03 Additional Rent. “Additional Rent” means Tax Payments (Section 2.06), Tenant’s Insurance Payment (Section 2.07), Tenant’s Utility Payment (Section 2.07) and Payments in Lieu of Operating Expenses (Section 2.04) (as each such term is hereinafter defined) and all sums of money, other than Fixed Rent, at any time payable by Tenant under this Lease, all of which Additional Rent shall be deemed to be rent.

2.04 Payment in Lieu of Operating Expenses. (a) In lieu of remitting funds to Landlord for certain operating expenses paid or incurred by or on behalf of Landlord in connection with the Project (other than Tax Payments, Tenant’s Insurance Payments and Tenant’s Utility Payments), the parties hereto agree that commencing June 1, 2008 (the “Payment in Lieu Commencement Date”) and thereafter for each calendar month any part or all of which falls within the Term, Tenant shall make a Payment in Lieu of Operating Expenses (as hereinafter defined), calculated as set forth in subsection (c) below, to Landlord as Additional Rent payable as set forth in subsection (b) below. As used herein, the term (“Lease Year”) shall mean the twelve (12) month period beginning June 1 and ending May 31.

(b) “Landlord’s Notice” means a statement furnished by Landlord to Tenant that sets forth the estimated Payment in Lieu of Operating Expenses payable for any Lease Year in which the Payment in Lieu of Operating Expenses is due. Tenant shall pay to Landlord on the first day of each month during such Lease Year an amount equal to one-twelfth (1/12) of Landlord’s Notice, which shall be credited toward the Payment in Lieu of Operating Expenses for such Lease Year. If, however, Landlord shall furnish a Landlord’s Notice subsequent to the commencement of any Lease Year, then: (i) until the first day of the month following the month in which such Landlord’s Notice is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding Lease Year; (ii) promptly after Landlord’s Notice is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of the Payment in Lieu of Operating Expenses previously made for such Lease Year were greater or less than the installments of the Payment in Lieu of Operating Expenses to be made for such Lease Year in accordance with such Landlord’s Notice; and: (A) if there is a deficiency, Tenant shall pay the amount thereof within thirty (30) Business Days after demand therefor; or (B) if there has been an overpayment, Landlord shall either refund to Tenant the amount thereof within thirty (30) Business Days or, at Tenant’s election, credit the amount thereof against the next installment or installments of Additional Rent (in either case, provided that no event of default or event for which notice has been given and with the passage of time would constitute default then exists); provided further, however, such amount due to Tenant shall be credited or paid, as set forth herein, if such default is cured in accordance with the terms of this Lease. Landlord may not give more than one Landlord’s Notice in any Lease Year. In the event Landlord fails to provide a Landlord’s Notice within three (3) months after the beginning of a Lease Year, Tenant may demand Landlord provide such notice, and if Landlord fails to do so within thirty (30) days and ultimately owes Tenant a refund for Payments in Lieu of Operating Expenses for such year, such refund shall be paid, or credited, with interest at the Base Rate plus 3% per annum from the date such refund or credit should have been paid, or applied, until in fact paid or applied.

(c) “Base Operating Expense” means $877,801.63

(d) “Payment in Lieu of Operating Expenses” means an amount, payable as provided above, equal to fifty percent (50%) of the product derived by multiplying (i) the Base Operating Expense by (ii) the percentage by which the Consumer Price Index (as hereinafter defined) in effect on the first day of such Lease Year shall exceed the Consumer Price Index in effect on June 1, of the previous year (such percentage being equal to the fraction, the denominator of which shall be the Consumer Price Index in effect on June 1st of the year immediately preceding such Lease Year, and the numerator of which shall be the Consumer Price Index in effect on June 1 of the current Lease Year minus the Consumer Price Index in effect on June 1st of the year immediately preceding such Lease Year). Notwithstanding the foregoing, in no event shall the increase in the Payment in Lieu of Operating Expenses for any Lease Year exceed two percent (2%) of the sum of (i) the Base Operating Expense and (ii) the

prior Lease Year’s Payment in Lieu of Operating Expenses. For example, if the Consumer Price Index is 130 for June 1, 2008 and is 125 for June 1, 2007, then the Payment in Lieu of Operating expenses for the Lease year beginning June 1, 2008 is (0.50)[(130-125)/125)]($877,801.63)=$17,556.03. Since the Payment in Lieu of Operating Expenses for the Lease Year beginning June 1, 2007 is zero, the maximum Payment in Lieu of Operating Expenses for the Lease Year beginning June 1, 2008, is (0.02)($877,801.63+0.0)=$17,556.03. Accordingly, in this example, if the Consumer Price Index for June 1, 2008 had been a higher number, it would not have resulted in a higher Payment in Lieu of Operating Expenses for the Lease Year beginning June 1, 2008.

(e) As used herein, “Consumer Price Index” shall mean the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor for all Urban Consumers, U.S. City average, or any successor index thereto, all items (1982-84=100). In the event that the Consumer Price Index is converted to a different standard reference based or otherwise revised in the terms or number or kind of items contained therein or otherwise, the determination of the Payment in Lieu of Operating Expenses and increases therein, if any, shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor formula or table as may be published by a nationally recognized publisher of similar statistical information reasonably selected by Landlord and reasonably approved by Tenant. If a conversion factor, formula or table is unavailable, Landlord and Tenant will reasonably agree on a method to adjust the Consumer Price Index, or any successor thereto, to the figure that would have been arrived at had the manner of computing the Consumer Price Index in effect on the date of this Lease not been altered as reasonably determined by Landlord. If the Consumer Price Index ceases to be published on a monthly basis, then the shorter or longer period for which the Consumer Price Index is published which includes the first day of June shall be used. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall reasonably agree upon in writing shall be substituted for the Consumer Price Index. If Landlord and Tenant cannot agree on an index within sixty (60) days after the Consumer Price Index ceases to be published then the increase contemplated herein shall be established by arbitration conducted with the Real Estate Valuation Arbitration Rules (Expedited Procedures) of the American Arbitration Association.

(f) No downward or upward adjustments or recomputations, retroactive or otherwise, shall be made due to any revision which may later be made in the first published figure of the Consumer Price Index for any month or date relevant under this Section.

(g) Tenant’s liability for the Payment in Lieu of Operating Expenses for any Lease Year in which the Term ends shall be the pro-rated amount of the total Payment of Lieu of Operating Expenses for such Lease Year, based upon the number of days of the Term falling within such Lease Year.

2.05 Fixed Rent Credit Period. (a) In lieu of providing Tenant with a tenant improvement allowance to refurbish the Demised Premises, Landlord agrees that, Tenant shall be entitled to credits against the Fixed Rent otherwise payable hereunder during the first eight (8) months following the Commencement Date (the “Fixed Rent Credit Period”) in an amount equal to: (i) one hundred (100%) percent of each monthly installment of Fixed Rent otherwise due during the first seven (7) months of the Fixed Rent Credit Period; and (ii) $110,433.40 of the monthly installment of Fixed Rent otherwise due during the eighth (8th) month of the Fixed Rent Credit Period.

(b) Nothing contained in this Section shall reduce or delay Tenant’s obligation to pay Additional Rent otherwise due hereunder.

2.06 Tax Payments. (a) “Base Tax Amount” means $379,389.00.

(b) “Taxes” means: only any real property taxes and assessments imposed by state, municipal, county, and district governmental and quasi-governmental authorities, including, without limitation, the Downtown Management District (as distinguished from federal and state governmental authorities) against the owners of real property, or against real property which relate to the Project, separately from any other property of the owner of the subject property. Real property taxes and assessments shall be prorated based on a three hundred sixty-five (365) day year to take into account any partial tax year in which the Commencement Date and the Expiration Date occur or an early termination occurs. Nothing contained in this Lease, however, shall be deemed or construed to include within real property taxes and assessments: (i) any transfer, documentary or stamp tax; (ii) any tax upon the revenue, income, profits or business of Landlord and/or the Project (other than taxes on rents (as opposed to an income tax) to the extent imposed as a replacement of existing Taxes or in lieu of an increase in Taxes)); or (iii) any personal property taxes, payroll taxes, capital levy, or franchise taxes or inheritance or estate taxes, even though such taxes may become a lien against the Demised Premises or the Project. If a tax existing at the time of execution of this Lease is not included in the Base Tax Amount, such tax may not be included in the calculation of Taxes in subsequent Tax Years. If a future tax should be levied, assessed or imposed by the State of Texas or by any political subdivision thereof in lieu of or as a substitute for a tax or an addition to a Tax upon the real estate relating to the Demised Premises, or on rents, such tax shall be deemed to be included within the meaning of the term “Taxes” as used in this article to the extent that (i) such tax is in lieu of or a substitute for a tax upon the real estate and/or improvements comprising the Demised Premises; or (ii) such tax is generally passed through to those tenants in the El Paso area that generally pay their share of increase in real estate taxes; provided, however, that the amount of such tax to be so included shall in no event be a greater amount than would have been payable by Landlord by way of such substitution tax had the rental hereunder upon which said tax is imposed been the sole taxable income of Landlord for the year in question after allowing for any credits and deductions attributable to such tax.

(c) “Tax Year” means each period of 12 months, commencing on January 1 of each such period, in which occurs any part of the Term, or such other period of 12 months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes.

(d) Beginning in 2008, if Taxes on the Building for any Tax Year shall exceed the Base Tax Amount, Tenant shall pay to Landlord (as a “Tax Payment”) Tenant’s Share of the amount by which Taxes for such Tax Year are greater than the Base Tax Amount, payable in twelve (12) equal monthly payments, on the first day of each month commencing with the month after Landlord provides Tenant a copy of the actual Tax bill for the applicable Tax Year, along with a calculation and backup for Tenant’s Share of the Taxes; provided, however, that in the event the copy of the actual Tax bill is delivered to Tenant after January 1 of any year, on the first day of the second month following delivery of such bill, Tenant shall pay to Landlord 1/12th of the Tax Payment multiplied by the number of months in the year from January through the month of such payment (both months inclusive), less any amounts previously paid on account of such bill, and shall thereafter make a payment equal to 1/12th of the Tax Payment on the first day of each month until a new Tax bill is delivered to Tenant. In the event Landlord fails to deliver to Tenant a copy of the actual Tax bill for the applicable Tax Year by January 1 of such Tax Year, Tenant shall pay, on the first day of each month until such tax bill is received, an amount equal to one-twelfth (1/12) of Tenant’s Tax Payment for the year immediately preceding such Tax Year. By February 28 of each calendar year, as is customary in the El Paso, Texas office building market, Landlord shall engage a property tax consultant designated by Landlord and approved by Tenant, which approval shall not be unreasonably delayed or withheld, to represent Landlord in any valuation protest with respect to the Property initiated during such calendar year. In the event the valuation of the Building is increased, Landlord agrees to (a) provide to Tenant a copy of the notice of valuation at least 15 days before the end of the period during which such valuation can be protested, (b) if requested by Tenant in writing at least 5 business days prior to the deadline for protests of valuation, file with the proper authorities a protest of such valuation and pursue such protest in a commercially reasonable manner. The third party fees and expenses incurred by Landlord in engaging the property tax consultant and pursuing the valuation protest shall be added to Taxes prior to calculating Tenant’s Share of the Taxes.

(e) If Landlord shall receive a refund of, rebate on, or discount on Taxes, Landlord shall, if Tenant’s Share of Taxes for the applicable period has not been calculated, deduct the amount thereof from Taxes, or if Tenant’s Share thereof has been calculated, pay to Tenant, Tenant’s Share of the net amount thereof (after deducting therefrom the reasonable costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and legal fees, to the extent that such costs and expenses were not included in the Taxes for such Tax Year) or credit such net amount against Additional Rent next due and payable, at Tenant’s option (in either case, provided that no event of default or event for which notice has been given and with the passage of time would constitute default then exists); provided further, however, such amount due to Tenant shall be credited or paid, as set forth herein, if such default is cured in accordance with the terms of this Lease. In no event shall such payment to Tenant exceed Tenant’s Tax Payment paid for such Tax Year.

(f) Notwithstanding anything contained herein, Tenant will not be responsible for payment of Tenant’s Share of Taxes to the extent of taxes attributable to penalties or interest on Taxes or for periods not included within the Term of this Lease.

(g) Landlord will pay all Taxes and any other assessments that could become a lien on the Demised Premises or the Project prior to the time such Taxes and assessments become due and payable without interest or penalty, to the extent failure to do so would have a material adverse effect on Tenant’s use and occupancy of the Demised Premises.

2.07 Insurance Expenses and Utility Expenses. For the purposes of this Section 2.07, the following terms shall have the meanings set forth below:

(a) “Comparison Year” means with respect to Insurance Expenses and Utility Expenses, 2008 and each subsequent calendar year.

(b) “Insurance Expenses” shall include the aggregate of all premiums paid or incurred by or on behalf of Landlord for Landlord’s Insurance (including any allocated premiums for blanket policies, as reasonably determined by Landlord, but the premium allocated to the Property with respect to any blanket policy may not exceed the cost of comparable insurance coverage available through a policy covering only the Property).

(c) “Utility Expenses” shall include the aggregate of all costs and expenses (and taxes, if any, thereon) paid or incurred by or on behalf of Landlord paid to unrelated third party utility providers (or, if incurred or paid to related parties, such costs and expenses shall not exceed the amounts Landlord would have paid to unrelated third party utility providers) in respect of the cost of purchasing, providing and delivering electricity, gas, oil, steam, water, heat, ventilation, air conditioning, and other fuel and utilities for the Project, (including all leased premises therein) and all taxes, fees, surcharges and other costs associated therewith.

(d) “Landlord’s Insurance” shall mean (i) commercial general liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in and on the Project, with primary coverage limits of at least One Million Dollars ($1,000,000.00) and umbrella liability limits of at least Ten Million Dollars ($10,000,000.00) combined single limits for bodily injury and property damage per occurrence; (ii) all risk property damage insurance and a standard extended coverage endorsement issued by one or more insurance carriers covering the Project to the extent of their full replacement value exclusive of foundation and excavation costs, inclusive of terrorism insurance if available at commercially reasonable rates (as reasonably determined by Landlord); (iii) fire and extended coverage insurance on the portion of the Building constructed by Landlord including building standard leasehold improvements; and (iv) such other insurance as is typically maintained by owners of first class buildings in El Paso, Texas.

(e) “Base Insurance Expense” means $68,290.02.

(f) “Base Utility Expense” means $663,930.75.

(g) “Landlord’s Statement” means an instrument or instruments containing a comparison of (a) the Base Insurance Expense and the Insurance Expenses and/or (b) the Base Utility Expense and the Utility Expenses, payable for any Comparison Year.

(h) “Tenant’s Insurance Payment” means Tenant’s Share of the excess (if any) of the Insurance Expenses payable for any Comparison Year over the Base Insurance Expense.

(i) “Tenant’s Utility Payment” means Tenant’s Share of the excess (if any) of the Utility Expenses payable for any Comparison Year over the Base Utility Expense.

(j) If the Insurance Expenses or Utility Expenses payable for any Comparison Year (any part or all of which falls within the Term) shall exceed the Base Insurance Expense or Base Utility Expense, as applicable, Tenant shall pay Tenant’s Insurance Payment and Tenant’s Utility Payment, as the case may be, to Landlord as Additional Rent payable in twelve (12) equal monthly payments as set forth below. Landlord covenants that the Insurance Expense and Utility Expense will be contracted for in an arms-length transaction with third party insurers and utility providers without charges added on by Landlord.

(k) Landlord may furnish to Tenant, with respect to each Comparison Year, a written statement setting forth in reasonable detail Landlord’s estimate of Tenant’s Insurance Payment and/or Tenant’s Utility Payment for such Comparison Year (“Landlord’s Estimate”). Tenant shall pay to Landlord on the first day of each month during such Comparison Year an amount equal to one-twelfth (1/12) of Landlord’s Estimate, which shall be credited toward Tenant’s Insurance Payment or Tenant’s Utility Payment, as applicable, for such Comparison Year. If, however, Landlord shall furnish a Landlord’s Estimate subsequent to the commencement of any Comparison Year, then: (i) until the first day of the second month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this section in respect of the last month of the preceding Comparison Year; (ii) promptly after Landlord’s Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Insurance Payment and Tenant’s Utility Payment previously made for such Comparison Year as applicable, were greater or less than the installments of Tenant’s Insurance Payment and Tenant’s Utility Payment to be made for such Comparison Year in accordance with such estimate as applicable; and: (A) if there is a deficiency in either such payment, Tenant shall pay the amount thereof within thirty (30) Business Days after demand therefor; or (B) if there has been an overpayment in either such payment, Landlord shall either refund to Tenant the amount thereof within thirty (30) Business Days or, at Tenant’s election, credit the amount thereof against the next installment or installments of Additional Rent (in either case, provided that no event of default or event for which notice has been given and with the passage of time would constitute default then exists); provided further, however, such amount due to Tenant shall be credited or paid, as set forth herein, if such default is cured in accordance with the terms of this Lease; and (iii) on the first day of the second month following the month in which Landlord’s Estimate is furnished to Tenant; and monthly thereafter throughout the remainder of such Comparison Year, or until a new Landlord’s Estimate is delivered, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant’s Insurance Payment and Tenant’s Utility Payment shown on such applicable Landlord’s Estimate. Landlord may, at any time or from time to time furnish to Tenant a revised Landlord’s Estimate of Tenant’s Insurance Payment or Tenant’s Utility Payment for such Comparison Year as applicable; and in such case, Tenant’s Insurance Payment or Tenant’s Utility Payment, as applicable, for such Comparison Year shall be adjusted and paid or refunded; or, at Landlord’s election, credited, as the case may be, substantially in the same manner as provided in this subsection (k).

(l) After the end of each Comparison Year, Landlord shall furnish to Tenant an initial Landlord’s Statement for such Comparison Year within 180 days of the expiration of such Comparison Year. If Landlord’s Statement shall show that the sums paid by Tenant under this section exceeded the actual amount of Tenant’s Insurance Payment and/or Tenant’s Utility Payment required to be paid by Tenant for such Comparison Year as applicable, Landlord shall either refund to Tenant the amount of such excess within thirty (30) Business Days or, at Landlord’s election, credit the amount of such excess against the next installment or installments of Additional Rent (in either case, provided that no event of default or event for which notice has been given and with the passage of time would constitute default then exists); provided further, however, such amount due to Tenant shall be credited or paid, as set forth herein, if such default is cured in accordance with the terms of this Lease; and if Landlord’s Statement for any Comparison Year shall show that the sums so paid by Tenant were less than Tenant’s Insurance Payment and/or Tenant’s Utility Payment payable by Tenant for such Comparison Year, Tenant shall pay the amount of such deficiency within thirty (30) Business Days after demand therefor. Tenant shall continue to pay estimated payments as set forth above, until a new statement is delivered. If a reconciliation statement is not delivered within 180 days of the end of a year, and if such statement, when initially delivered, reflects a payment due to Tenant, such payment shall be made, or credited, as set forth above, with interest at the Base Rate plus 3% per annum, payable from the first day after the expiration of the year for which the statement is rendered, until the refund is paid or credited. Landlord may correct any statement previously delivered in good faith based on information not reasonably available to Landlord at the time such statement was rendered up to 12 months after the first statement was delivered. Amounts due by one party to the other reflected in such revised statement shall be paid, or credited, as applicable, as set forth herein, without interest.

(m) The Landlord’s Statements shall be certified by Landlord as being correct. Landlord shall keep good and accurate books and records in accordance with generally accepted accounting principles concerning the Utility Expense and Insurance Expense for a period of three (3) years after rendered and Tenant and its agents shall have the right, upon ten (10) days’ notice, to audit, inspect and copy such books and records. If any Landlord’s Statement previously furnished to Tenant shall reflect a greater amount than the actual amounts shown by such audit, Landlord and Tenant shall in good faith determine if they can resolve such dispute. If, after thirty (30) days after Landlord’s receipt of the audit Landlord and Tenant are unable to agree, the matter shall be arbitrated as set forth below.

(n) If Landlord and Tenant are unable to agree on the result of the audit within the 30 day period describe above, either Party may give notice of arbitration. The dispute shall be resolved by binding arbitration under the Real Estate Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be conducted in Dallas, Texas by a single arbitrator selected in accordance with the rules of AAA. The arbitrator shall render a written decision setting forth findings of fact and conclusions of law within 120 days after the notice of arbitration. The arbitrator shall award to the prevailing party, in addition to any other relief granted, its expenses and attorneys fees incurred in connection with the dispute and the arbitration. The arbitrator’s decision made in accordance with this section shall be binding upon the parties; and any such determination so made in accordance herewith may be entered as a judgment in any court of competent jurisdiction. Tenant shall pay the fees and expenses of the arbitrator, unless the arbitrator shall determine that Landlord overstated Insurance Expenses or Utility Expenses for such Comparison Year, as finally determined, in which case Landlord shall pay such fees and expenses. Landlord and Tenant hereby agree that any determination made by an arbitrator designated pursuant to this section shall not exceed the amount(s) as determined to be due in the first instance by Landlord’s Statement, nor shall such determination be more than the amount(s) claimed to be due by Tenant in Tenant’s Statement; and that any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination such arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence.

Notwithstanding the foregoing provisions of this section, Tenant, pending the resolution of any contest pursuant to the terms hereof shall continue to pay all sums as determined to be due in the first instance by Landlord’s Statement. Upon the resolution of such contest, suitable adjustment shall be made and an appropriate credit, if applicable, shall be granted by Landlord to Tenant against the next installments of Additional Rent due under this Lease (except that if such resolution occurs during the final year of the Term of this Lease, Landlord shall refund such amount to Tenant within ten (10) Business Days).

2.08 Miscellaneous Provisions. (a) Except as set forth herein, Landlord’s failure to render or delay in rendering a Landlord’s Statement with respect to any Comparison Year or Tax Year or any component of the Payment in lieu of Operating Expenses, Tax Payment, Tenant’s Insurance Payment or Tenant’s Utility Payment shall not prejudice Landlord’s right to render a Landlord’s Statement with respect to any such Comparison Year or Tax Year or any such component, nor shall the rendering of a Landlord’s Statement for any Comparison Year or Tax Year prejudice Landlord’s right to thereafter render a corrected Landlord’s Statement for such Comparison Year or Tax Year. Notwithstanding the foregoing sentence, if Landlord does not render a Landlord’s Statement within twelve (12) months after the beginning of the Comparison Year, Landlord shall be deemed to have waived its right to one-half of the amount payable by Tenant under such Landlord’s Statement for such Comparison Year, and if Landlord does not render a Landlord’s Statement within twenty-four (24) months after the beginning of the Comparison Year, Landlord shall be deemed to have waived the right to deliver a Landlord’s Statement for such Comparison Year.

(b) Each Tax Payment in respect of a Tax Year, and each Tenant’s Insurance Payment and Tenant’s Utility Payment in respect of a Comparison Year, which begins prior to the Commencement Date or ends after the expiration or earlier termination of this Lease, and any refund shall be prorated to correspond to that portion of such Tax Year or Comparison Year occurring within the Term. Any payments owed by one party to the other after expiration of this Lease shall be paid within thirty (30) Business Days of rendering of a statement therefore (except that Tenant shall not be entitled to any refund if an event of default or event for which notice has been given and with the passage of time would constitute default then exists; provided further, however, such amount due to Tenant shall be credited or paid, as set forth herein, if such default is cured in accordance with the terms of this Lease). In no event will Tenant be liable to Landlord for payments invoiced more than twelve (12) months after the Expiration Date or earlier termination of this Lease.

(c) For purposes of this Lease the “Base Rate” shall be the so called prime or base rate from time to time in effect at Citibank, N.A. or any successor thereto, or if no successor, as announced by the Wall Street Journal, or, failing that, as published by a national banking organization having an office in El Paso, Texas.

2.09 Intentionally Omitted.

2.10 Manner of Payment. Tenant shall pay all Rent as the same shall become due and payable under this Lease either by wire transfer of immediately available federal funds as directed by Landlord or by check (subject to collection), in each case at the times provided herein, without notice or demand and without abatement, setoff or counterclaim. All Rent shall be paid in lawful money of the United States of America to Landlord at the address shown in the preamble to this Lease or if by wire transfer, to the account to be provided by Landlord, or to such other place or account as Landlord may from time to time designate. If Tenant fails timely to pay any Rent, Tenant shall pay interest thereon from the date beginning five (5) days after notice from Landlord, to the date of Landlord’s receipt thereof at the Interest Rate. Notwithstanding the foregoing, Landlord shall not be obligated to provide notice of a failure to pay Rent before interest accrues more than twice in any 12-month period. If Tenant fails to pay Rent when due the third time, and each time thereafter, in any 12-month period, interest shall accrue at the Interest Rate from the date due until paid. “Interest Rate” means the lesser of: (i) the Base Rate plus 3%; or (ii) the maximum rate permitted by law. Any Additional Rent for which no due date is specified in this Lease shall be due and payable on the 30th day after the date of invoice.

ARTICLE 3

Services

3.01 Services. From and after the date that Tenant first occupies the Demised Premises for the conduct of Tenant’s business, Landlord shall furnish Tenant with the following services (collectively, “Landlord Services”):

(a) heat, ventilation and air-conditioning (“HVAC”) to the Demised Premises during Business Hours, as hereinafter defined, to all spaces in the Demised Premises. In addition, Landlord shall furnish HVAC 24 hours per day, 7 days per week to the following: (i) the far east segment of the 13th floor (see Exhibit E-1), (ii) the far west segment of the 15th floor (see Exhibit E-2) and (iii) the southwest corner of the basement (see Exhibit E-3). HVAC shall be furnished to maintain the temperature in the Demised Premises within a range of 68 to 74 degrees Fahrenheit. If Tenant shall require HVAC services at any times other than during Business hours, Landlord shall furnish such service within 120 minutes of receiving a request from Tenant sent to the name (at the contact information) provided to Tenant from time to time. Tenant’s initial contact shall be Terri Porsberg at (915) 241-6684 and Tenant shall pay to Landlord promptly upon demand as Additional Rent for such additional service at a rate of $70.00 per hour of requested use, regardless of whether the request (or overlapping requests) is (are) for one floor or more than one floor of the Demised Premises. The rate is to be adjusted once each year, in January, during the Term in proportion to the change in the electric rate, water rate, labor rates and other costs incurred by Landlord in providing such services, as reasonably determined and documented by Landlord, applicable to the Building from the previous January.

(b) (i) passenger elevator service to each floor of the Demised Premises at all times during Business Hours (as hereinafter defined), with at least one passenger elevator subject to call at all other times, and (ii) freight elevator service to the Demised Premises at all times. Freight elevator usage shall be on an unreserved basis. Tenant’s use of all elevators and loading docks shall be on a non-exclusive basis (except as set forth herein) and subject to Landlord’s reasonable security procedures it may from time to time impose;

(c) reasonable quantities of hot and cold water to the floor(s) on which the Demised Premises are located for the Demised Premises at all times;

(d) electric energy for Tenant’s reasonable use of lighting and other electrical fixtures, appliances and equipment consistent with typical office use, including Tenant’s internal data processing center. In no event shall Tenant’s consumption of electricity exceed the capacity of existing feeders to the Building or the risers or wiring serving the Demised Premises, as reasonably determined by Landlord nor shall Tenant be entitled to any power in the Building in excess of 5 watts per useable square foot, connected load, as reasonably determined by Landlord, exclusive of electric power for Building standard HVAC. Tenant, upon notice from Landlord, shall immediately cease using any machines or equipment that violate this subsection;

(e) cleaning services on Business Days in accordance with Exhibit F attached hereto. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Demised Premises used for preparation, serving or consumption of food or beverages and Tenant shall retain Landlord’s cleaning contractor to perform such cleaning at Tenant’s expense. Landlord’s cleaning contractor shall have access to the Demised Premises after 5:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Demised Premises reasonably required to clean the Demised Premises;

(f) available shaft space in the Building for the installation (if one is not already present) of a telecommunications riser to be installed by Tenant or Tenant’s contractor, at no cost to Landlord, for use by Tenant and other Building occupants. Such riser shall be in a location reasonably selected by Landlord and such installation shall be subject to such rules and requirements as Landlord may reasonably impose. Tenant may, at Tenant’s option, negotiate with other telecommunications providers for use of existing risers then permitted by Landlord to be used by telecommunications providers, or for the installation of additional risers, provided that Landlord shall incur no expense in connection therewith, shall reasonably determine that space is available for such carrier or additional riser(s), as applicable, and shall reasonably approve of such carrier. Any work performed by such other carrier shall be subject to such rules and requirements as Landlord may reasonably impose;

(g) Tenant shall have the right to install and maintain at Tenant’s sole expense (including the expense of sealing any roof penetrations) on the roof of the Building (a) satellite and other communications equipment, and (b) supplemental and/or backup cooling equipment, in each case for its own use that does not, in combination with the other existing roof-mounted equipment, exceed the load-bearing capacity of the roof. Tenant and Landlord will cooperate to determine the nature, size and locations that reasonably balance the needs of Landlord and Tenant with respect to such equipment. Tenant’s facilities management personnel shall have access to the roof of the Building when accompanied by a representative of Landlord’s property management company. Landlord shall require its property management company to make a representative available for such purpose upon reasonable notice, provided that Tenant shall be responsible for the reasonable charges of the management company for such representative if roof access is required outside Business Hours; and

(h) Landlord shall provide a staffed Building security desk 24 hours a day, 7 days a week. Tenant shall have access to the Demised Premises (subject to the terms hereof) 24 hours a day, 7 days a week.

3.02 Service Interruptions. (a) Landlord may stop or interrupt any Landlord Service and may stop or interrupt the use of any Building facilities and systems (collectively a “Landlord Interruption”) at such times as may be necessary and for as long as may reasonably be required by reason of accidents; strikes; inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies; governmental actions; or by reason of any other cause beyond the control of Landlord. Further, Landlord may impose a Landlord Interruption if such interruption is required to make repairs, alterations or improvements to the Project, but in so doing, Landlord shall (i) use commercially reasonable efforts to minimize any interference with Tenant’s operation of its business; and (ii) shall not, except in an emergency, interrupt utility services to the Demised Premises other than after Business Hours and on reasonable prior notice to Tenant. If Landlord imposes a Landlord Interruption that interferes with Tenant’s use of the Demised Premises, the determination of what are “commercially reasonable efforts” by Landlord and what is an “equitable abatement” of rent shall take into account, among other things, that Tenant is an electric utility that actually operates from some parts of the Demised Premises 24 hours per day, 365 days per year, and accordingly, it may be appropriate for Landlord to incur costs for overtime, additional personnel and the like to minimize the extent and duration of any such interruption even if such costs would not normally be necessary for a typical 8 to 5, five day per week office operation. Landlord shall not be liable if the Building’s HVAC system cannot adequately cool the Demised Premises if Tenant’s equipment or occupancy levels exceed the system’s design specifications (which design specifications for the Demised Premises other than the Occupied Premises provide at least as much cooling capacity as the design specifications for the Occupied Premises), or because of the manner or method Tenant has partitioned the Demised Premises. In addition, Landlord shall not materially impair Tenant’s access to the Demised Premises. Provided that such stoppage or interruption is permitted by the other provisions of this Articles 3, Landlord shall have no liability to Tenant by reason of any stoppage or interruption of any Landlord Service, or other service under this Article for any reason and such interruption or stoppage or interference with access shall not constitute an eviction, actual or constructive, nor entitle Tenant to any abatement of Rent, or other compensation, except that if such interruption or stoppage: (i) continues for a period in excess of (a) three (3) consecutive Business Days or (b) ten (10) Business Days in any forty-five (45) Business Day period; (ii) materially impairs Tenant’s access to the Demised Premises or prevents Tenant’s reasonable use of the Demised Premise or a portion thereof for the conduct of business therein; and (iii) is not the result of the intentional wrongful acts or negligence of Tenant, then Tenant, as its sole and exclusive remedy for such interruption, shall be entitled to an equitable abatement of Rent commencing on (1) the fourth (4th) consecutive Business Day and continuing through the date on which such Landlord Service is restored, or (2) the eleventh (11th) Business Day of such interruption or stoppage in a given forty-five (45) Business Day period and continuing until such interruption or stoppage has not occurred for forty-five (45) Business Days, as the case may be. In addition, commencing on such fourth (4th) consecutive Business Day or eleventh (11th) Business Day out of 45th Business Day, as applicable, and continuing during the time such services are not provided or access is materially impaired. Tenant shall have its rights under Section 6.11 hereof, as if such failure was of an emergency nature (i.e., not requiring thirty (30) day notice), but otherwise subject to the terms of Section 6.11 hereof.

(c) Reserved.

(d) “Business Hours” means 7:00 a.m. to 7:00 p.m. on Business Days and 9 a.m. to 2 p.m. [on all other days]. “Business Days” means all days except Saturday, Sundays, New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas and any other days which are hereafter generally observed as new federal holidays in the El Paso, Texas area.

(e) Except as expressly specified in Section 3.01, Landlord shall not be required to provide any services to the Demised Premises.

3.03 Initial Tenant Work. “Initial Tenant Work” means the installation of fixtures, improvements and appurtenances attached to or built into the Demised Premises to prepare the Demised Premises for Tenant’s use and occupancy, all of which shall be consistent with the preliminary drawings previously approved by Landlord, and shall not include movable partitions, business and trade fixtures, machinery, equipment, cabling, furniture, furnishings and other articles of personal property.

ARTICLE 4

Leasehold Improvements; Tenant Covenants and Landlord Warranties

4.01 Acceptance of Demised Premises; Initial Improvements. (a) Tenant confirms, represents and agrees that it is currently in possession of a portion of the Demised Premises consisting of the entire 11th, 12th, 14th, 15th, and 16th floors of the Building (the “Occupied Premises”). Tenant hereby confirms that it is acquainted with the apparent condition of the Occupied Premises. Landlord represents and warrants that the common areas of the Project will be in compliance with all Legal Requirements during the Term hereof. Tenant acknowledges that no representations or warranties of any kind with respect to the physical condition, the state of repair and/or utility or fitness for a particular use or purpose thereof, or with respect to any fixtures, equipment or personal property therein contained, have been made to Tenant, except as expressly set forth herein. It is agreed that, except as expressly set forth herein, in no event shall Landlord have any obligation or be required to do any work, supply any materials or equipment and/or make any installation, repair or alteration of any kind in, to or at the Demised Premises in order to prepare same for the continued occupancy by Tenant or otherwise, Tenant hereby acknowledging that it shall be responsible for all costs and expenses relating to the preparation of the Demised Premises.

(b) Landlord, at Landlord’s expense, shall perform or cause to be performed the work described on Exhibit G (“Landlord’s Work”) in the Demised Premises in accordance with the provisions thereof. All improvements which do not constitute Landlord’s Work shall constitute Alterations and shall be performed by Tenant at Tenant’s expense in accordance with Section 4.02. Tenant acknowledges that Landlord may perform certain of the Landlord’s Work after the Commencement Date, and during the period that Tenant is performing its Initial Tenant Work to the extent commercially reasonable to do so. Performance of such Landlord’s Work shall not affect the Commencement Date. Landlord and Tenant shall cooperate with each other to the full extent commercially practicable, and each acknowledges that there may be minor inconvenience and associated delays in each performing its work concurrently that (i) are consistent with such cooperation and (ii) do not entitle either party to claim a delay caused by the other. Each party shall instruct its contractors and construction managers and representatives of the requirement that each cooperate and coordinate construction schedules with the other party. The parties specifically acknowledge that certain portions of each party’s work may be dependent on completion of certain work by the other party, and all said work shall be properly coordinated in order to ensure completion of all work promptly and in an efficient manner. If either party believes the other is delaying completion of any work, said party shall promptly notify the other. The parties shall thereupon promptly meet to address the alleged delay.

(c) Landlord’s Work shall be deemed to have been substantially completed on the date upon which Landlord’s Work has been certified by Landlord’s architect or engineer as completed in accordance with the plans and specifications identified on Exhibit F and Tenant’s representative has not disapproved Landlord’s Work after having been afforded a reasonable time to inspect same, subject only to: (i) minor punch list items that do not affect (other than to a de minimis extent) Tenant’s use or occupancy of the Demised Premises; and (ii) items which, in accordance with good construction practice, should be performed after completion of Tenant’s Initial Work, as reasonably agreed upon between Landlord and Tenant; provided, that in each case Landlord shall nevertheless remain obligated to diligently pursue and complete Landlord’s Work within 30 days after delivery of the punchlist by Tenant or as agreed between Landlord and Tenant under subsection (ii).

4.02 Alterations. (a) Tenant shall not (i) create any openings in the roof or exterior walls, or floors or which are visible from the exterior of the Demised Premises (ii) make any structural alterations or additions to the Demised Premises, or (iii) make any changes, modifications or additions that would have a material adverse effect on any Building system or (iv) which costs, together with any other alterations or additions or modifications reasonably included within the same scope of work, more than $50,000, without in each case the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed with respect to clause (iv) hereof, but otherwise may be given or withheld in Landlord’s sole and absolute discretion.

(b) Tenant shall have the right to make any other type of alteration to the Demised Premises without Landlord’s consent provided Tenant gives Landlord at least ten (10) days prior written notice of any alterations the cost of which exceeds $10,000. Without limitation, for purposes of this Lease, the erection, installation or relocation of non-load-bearing walls, doors, cabinets, shelves, electrical outlets, machinery, air conditioning or heating equipment and trade fixtures and other equipment will be deemed non structural alterations. Landlord shall not make any alterations to the Demised Premises without Tenant’s prior written consent in Tenant’s reasonable discretion.

(c) Notwithstanding the ownership of the alterations, additions or improvements to the Premises, Tenant retains the right during the Term to depreciate all such alterations, additions or improvements made at Tenant’s expense.

(d) Tenant, in connection with any Alteration, shall comply with Landlord’s Rules and Regulations attached to this Lease, as such Rules and Regulations may be amended from time to time in a manner that does not affect Tenant’s rights hereunder other than to a de minimis extent. Tenant shall not proceed with any Alteration for which plans or specifications are customarily prepared unless and until Landlord approves Tenant’s plans and specifications therefor. Any review or approval by Landlord of plans and specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty to Tenant with respect to the adequacy, correctness or efficiency thereof, its compliance with Laws (as hereafter defined) or otherwise. All plans and specifications to be approved by Landlord shall be on auto CAD or other method of presentation reasonably selected by Landlord and shall show, among other things, the exact location of all proposed conduits, wires and cabling, all of which shall be properly labeled. Landlord will either approve or disapprove Tenant’s request of Alterations within fifteen (15) days after submittal of Tenant’s request. If Landlord fails to approve or disapprove such request within such 15-day period, Tenant may submit a second request to Landlord seeking Landlord’s approval. If such second request contains a legend, in bold face type, substantially as follows: “Approval is hereby sought; failure to respond within five (5) days from the date of receipt will signify your deemed approval,” the Landlord’s failure to respond within such 5-day period shall be deemed Landlord’s approval of the proposed alteration.

(e) Tenant shall pay to Landlord upon demand Landlord’s reasonable third party costs and expenses (including, without limitation, the fees of any architect or engineer employed by Landlord or any superior lessor or superior mortgagee for such purpose) for reviewing plans and specifications and inspecting Alterations, not to exceed in the aggregate $1500 for any group of Alterations being done at the same time.

(f) Tenant shall obtain (and furnish copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, and in compliance with all Laws and, with the plans and specifications approved by Landlord. Landlord will cooperate with Tenant (at no material cost to Landlord) in obtaining approvals and governmental permits required by this Section. Alterations shall be diligently performed in a good and worker-like manner, using materials and equipment at least equal in quality and class to those in the Occupied Premises as of the completion of Initial Tenant Work. All Alterations for which Landlord’s approval is necessary shall be performed by properly licensed architects, engineers and contractors first approved by Landlord (which approval shall not be unreasonably withheld or delayed), provided that Landlord shall be entitled to designate one contractor for work on life safety systems. A list of architects, engineers and contractors that are pre-approved by Landlord is attached hereto as Exhibit I.

(g) Throughout the performance of Alterations, Tenant shall carry worker’s compensation insurance or a self-insurance program permitted by law, subject to the requirements under Section 7.04, in statutory limits, “all risk” Builders Risk coverage [in the amount of the cost of improvement] and general liability insurance, with completed operation endorsement, for any occurrence in or about the Project, under which Landlord and its agent and any superior lessor and superior mortgagee whose name and address have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.

(h) Should any mechanics’ or other liens be filed against any portion of the Project by reason of the acts or omissions of, or because of a claim against, Tenant or anyone claiming under or through Tenant, Tenant shall cause the same to be canceled or record a bond in compliance with the Texas Property Code within 30 days after notice. If Tenant shall fail to cancel or discharge or bond said lien or liens within said 30 day period, Landlord may cancel or discharge the same and, upon Landlord’s demand, Tenant shall reimburse Landlord for all costs incurred in canceling or discharging such liens, together with interest thereon at the Interest Rate from the date incurred by Landlord to the date of payment by Tenant, such reimbursement to be made within thirty (30) Business Days after receipt by Tenant of a written statement from Landlord as to the amount of such costs. Tenant shall indemnify and hold Landlord harmless from and against all costs (including, without limitation, attorneys’ fees and disbursements and costs of suit), losses, liabilities or causes of action arising out of or relating to any Alteration, including, without limitation, any mechanics’ or other liens asserted in connection with such Alteration.

(i) Tenant shall deliver to Landlord, within 30 days after the completion of an Alteration, “as-built” drawings thereof. During the Term, Tenant shall keep records of all Alterations including plans and specifications, copies of contracts, invoices, evidence of payment and all other records customarily maintained in the real estate business relating to Alterations and the cost thereof and shall, within 30 days after demand by Landlord, furnish to Landlord copies of such records.

4.03 Landlord’s and Tenant’s Property. (a) All Alterations and improvements permanently attached to or built into the Demised Premises, whether or not at the expense of Tenant (collectively, “Fixtures”), shall be and remain a part of the Demised Premises and shall not be removed by Tenant except as set forth herein.

(b) Notwithstanding anything to the contrary in Section 4.03(a), all movable partitions, business and trade fixtures, machinery and equipment, supplemental HVAC equipment installed by Tenant, and all furniture, furnishings and other articles of movable personal property, or fixtures or equipment not permanently attached to the Building, owned by Tenant and located in the Demised Premises (collectively, “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided, that if any of Tenant’s Property is removed, Tenant shall repair any damage to the Demised Premises or to the Building resulting from the installation and/or removal thereof, subject to the casualty and condemnation provisions contained herein. Notwithstanding the foregoing, any equipment or other property identified in this Lease or in any leasehold improvement agreement as having been paid for with any allowance or credit granted by Landlord to Tenant (“Allowance Property”), excluding Tenant’s trade fixtures, shall not be considered Tenant’s Property and shall be and remain a part of the Demised Premises, shall, upon the expiration or earlier termination of this Lease, be the property of Landlord and shall not be removed by Tenant, except as provided in subsection 4.03(c) below.

(c) At or before the Expiration Date, or within thirty (30) days after any earlier termination of this Lease, Tenant, at Tenant’s expense, shall remove Tenant’s Property from the Demised Premises (except such items thereof as Landlord shall have expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any damage to the Demised Premises or the Building resulting from any installation and/or removal of Tenant’s Property, subject to the casualty and condemnation provisions contained herein. As long as Landlord has provided Tenant with reasonable access to the Demised Premises to remove Tenant’s Property, any items of Tenant’s Property which remain in the Demised Premises more than thirty (30) days after the earlier termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned, and may be retained by Landlord as Landlord’s property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, all at Tenant’s expense. Tenant shall have reasonable access to the Building and Demised Premises during the period provided above to remove Tenant’s Property, subject to force majeure.

(d) Landlord, by notice given to Tenant upon or prior to approving Tenant’s plans therefor, may require Tenant, notwithstanding Section 4.03(a), to remove all or any Fixtures installed by Tenant that do not constitute a standard office installation, such as, by way of example only, kitchens, vaults, safes, trading floors and raised flooring. If Landlord shall give such notice pursuant to the preceding sentence, then Tenant, at Tenant’s expense, prior to the Expiration Date, or, in the case of an earlier termination of this Lease, within 30 Business Days after the giving of such notice by Landlord, shall remove the same from the Demised Premises and shall repair damage caused by such removal, subject to casualty and condemnation.

4.04 Access and Changes to Building. (a) In recognition of Tenant as “anchor tenant” of the Building, Landlord shall not make changes to the Demised Premises or material changes to common areas of the Building—including entrances, exits, lobby, security desk, auditorium, elevators, passages, concourses, plazas, cafeteria (it being understood, however, that Landlord has no obligation to operate the cafeteria), restrooms, loading dock, service court and conveniences without Tenant’s prior written approval, if the result of such changes would have a material adverse effect on the common areas or Tenant’s use of the Demised Premises for the ordinary conduct of Tenant’s business. Approval shall not be unreasonably delayed or withheld. Should any material changes be required by Law, Landlord shall notify Tenant in writing of changes to be made at least 10 days (or such shorter time as necessary if the Law requires that the change be made sooner than 10 days) prior to making such change. At all times, Landlord shall use reasonable efforts to not interfere in any material way with Tenant’s use of the Demised Premises for the ordinary conduct of Tenant’s business.

(b) Except for the space within the inside surfaces of all walls, floors, windows and doors bounding the Demised Premises, and common areas to the extent designated as available for use to tenants, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises, are reserved to Landlord and Tenant shall have no access thereto. Landlord may install and maintain pipes, fans, ducts, wires and conduits within or through the Demised Premises, provided Landlord shall use good faith efforts to install said item within or through the walls, below floors or above hung ceilings of the Demised Premises. In exercising its rights under this Section 4.04, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Demised Premises for the ordinary conduct of Tenant’s business.

(c) Landlord shall have no liability to Tenant if at any time any windows of the Demised Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning (or permanently darkened or obstructed if required by Law) or covered by any translucent material for the purpose of energy conservation. No easement of light or air is hereby granted, provided that Landlord shall not install or permit the installation by parties under its control of any object not required by Law that materially and permanently obstructs any of the windows in the Demised Premises.

(d) Landlord and persons authorized by Landlord shall have the right, upon at least 48 hours prior written notice to Tenant (except in an emergency, when only reasonable notice under the applicable circumstances is required), to enter the Demised Premises (together with any necessary materials and/or equipment), to inspect, clean or perform such work or repairs as Landlord may reasonably deem necessary or to exhibit the Demised Premises to prospective lenders or purchasers, or, during the last 18 months of the Term, to prospective tenants. If requested by Tenant, entry by Landlord will be in the presence of a representative of Tenant; provided a representative of Tenant is made reasonably available. Landlord will not interfere with or create a hazard to Tenant’s normal business operations during such entry and shall repair any damage to Tenant’s property caused by Landlord’s entry.

(e) Landlord shall operate, maintain and make all necessary repairs (both structural and nonstructural) to (i) the Buildings Systems up to the point of Tenant’s distribution system in the Demised Premises; and (ii) common areas of the Project, both exterior and interior, in conformance with standards applicable to first class office buildings similar to the Building in the vicinity of the Building; (iii) glass and windows in and about the Building not installed within the Demised Premises but including exterior windows; (iv) roof, foundation and all structural elements of the Building.

4.05 Maintenance of Demised Premises. (a) Tenant shall keep the Demised Premises, and all doors, interior windows and glass partitions in and about the Demised Premises (including, without limitation, all Fixtures and supplemental HVAC equipment) in good condition and repair, and, upon expiration or earlier termination of the Term, subject to Tenant’s right to remove its trade fixtures and other property under this Lease, Tenant shall surrender the same in broom clean condition, reasonable wear and tear, casualty and condemnation excepted (provided that Tenant shall remove any supplemental HVAC equipment and shall restore the area of such equipment to the condition existing prior to its installation). Without limiting the foregoing, Tenant shall keep the Demised Premises clean in a manner commensurate with the standards of first-class office buildings of similar age, located in El Paso, Texas. Tenant’s obligation shall include, without limitation: (i) the obligation to repair all damage caused by Tenant, its agents, employees, invitees and licensees to the equipment and other installations in the Demised Premises or anywhere in the Building. Any maintenance, repair or replacement to the Building systems, the Building’s structural components or any areas outside the Demised Premises and which is Tenant’s obligation to perform, shall be performed by Landlord at Tenant’s expense.

(b) Intentionally Omitted.

(c) Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot which such floor was designed (or previously reinforced) to carry (unless Tenant has installed suitable reinforcement, subject to the provisions of Article 4). Landlord represents that the design maximum floor load of the Premises is 70 pounds per square foot live load (live load meaning the weight of furniture, equipment, people, supplies and the like, as distinguished from the weight of the building, secondary structures, and finishing materials). If any safe, heavy equipment, business machines, freight, bulky matter or fixtures to be moved into or out of the Building requires special handling, Tenant shall give Landlord reasonable prior notice thereof.

4.06 Compliance with Laws. Except as set forth herein, Landlord shall comply with all applicable laws, ordinances and regulations of all federal, state, county and municipal authorities, including, but not limited to, Title III of the Americans With Disabilities Act of 1990, as amended, any regulations promulgated thereunder and any similar state or local laws or regulations (“Legal Requirements”) with respect to the Building. Tenant shall comply with all Legal Requirements with respect to the Demised Premises; provided, however, that the foregoing shall not require Tenant to make any structural repairs, additions or improvements to the Demised Premises, except to the extent arising out of Tenant’s specific manner of use of the Demised Premises and not to office buildings generally or to the extent arising out of any alteration to the Demised Premises made by Tenant. Tenant shall comply with the Legal Requirements that relate to its specific manner of use of the Demised Premises or arise out of any alteration to the Demised Premises made by Tenant even if such compliance requires structural repairs, additions, or improvements. Landlord reserves the right to make such repairs, additions or improvements, at Tenant’s sole cost and expense.

Landlord shall comply with all Environmental Laws in relation to the Project to the extent compliance is not required by the presence of Hazardous Materials in the Building or Demised Premises by reason of the acts or negligence of Tenant or any of its invitees, employees, agents or contractors. Tenant shall be responsible for compliance with all Environmental Laws arising out of the foregoing, which compliance Landlord may perform at Tenant’s sole cost and expense should Landlord elect to do so. Any such costs shall be payable as Additional Rent, within thirty (30) days of demand, and shall bear interest at the Interest Rate from the date incurred by Landlord until the date paid by Tenant.

For purposes of this Lease: “Environmental Laws” shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any Hazardous Materials, storage tanks, underground storage tanks, solid waste, waste water, storm water runoff, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations, orders, decrees, permits, licenses and deed restrictions now or hereafter promulgated thereunder, and amendments and successors to such statutes and regulations as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. Section 9601 et seq.) (“CERCLA”); (ii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”); (iii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. Section 2061 et seq.); (v) the Clean Water Act

(33 U.S.C. Section 1251 et seq.); (vi) the Clean Air Act (42 U.S.C. Section 7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Section 201 and Section 300f et seq.); (viii) the Superfund Amendments and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (ix) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. Section 1101 et seq.); (x) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.).

“Hazardous Materials” means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law.

4.07 Right to Perform Covenants. (a) If Tenant fails to perform any of its obligations under this Lease, Landlord may perform the same at the expense of Tenant: (i) immediately and only with such notice as is reasonable under the circumstances in the case of: (a) emergency; (b) such failure interferes with the use of space by any other tenant in the Building; (c) may result in a violation of any Law; or (d) in a cancellation of any insurance policy maintained by Landlord; and (ii) in any other case if such failure continues beyond any applicable grace period. If a Landlord performs any of Tenant’s obligations under this Lease, Tenant shall pay to Landlord (as Additional Rent) the reasonable costs thereof, together with interest at the Interest Rate from the date incurred by Landlord until paid by Tenant, within 30 days after receipt by Tenant of a statement as to the amounts of such costs. If Landlord affects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for the Landlord’s bond and shall reimburse the Landlord for the cost of the Landlord’s bond.

(b) Subject to the terms of Section 6.11 hereof, (except to the extent of inconsistent notice periods that may be required therein), if Landlord fails to perform any of its obligations under this Lease, Tenant may perform the same at the expense of Landlord: (i) immediately and only with such notice that is reasonable under the circumstances in the event that such failure by Landlord: (a) results in an emergency; (b) interferes with access to or the use of the Demised Premises or common areas by Tenant to the extent such failure permits Tenant to abate its rent pursuant to Section 3.2 above; (c) pertains to Services to be provided pursuant to Article 3, subject to Section 3.02; (d) may result in a violation of any law; or (e) may result in a cancellation of any insurance policy maintained by Tenant and (ii) in any other case if such failure continues beyond any applicable grace period. If a Tenant performs any of Landlord’s obligations under this Lease, Landlord shall pay to Tenant the reasonable costs thereof, together with interest at the Interest Rate from the date incurred by the Tenant until paid by Landlord, within 30 days after receipt by Landlord of a statement as to the amounts of such costs.

4.08 Wireless Network. (a) Subject to all of the terms of this Lease, Tenant shall have the right to install, at its sole cost and expense, a wireless intranet, internet and communication network within the Demised Premises, solely for use by Tenant and its employees (the “Network”).

(b) Tenant shall not solicit, suffer or permit any other tenants or occupants of the Building, or any other party or person, to use the Network or any part thereof.

4.09 Landlord’s Representations and Warranties. Landlord represents and warrants that as of the date of this Lease:

(i) Landlord has the power and authority to execute and deliver this Lease and to comply with all the provisions hereof.

(ii) That the Demised Premises will be delivered to Tenant free and clear of all tenancies except as may be created by Tenant.

(iii) The execution and entry into this Lease, the execution and delivery of the documents and instruments to be executed and delivered by Landlord hereunder, and the performance by Landlord of Landlord’s duties and obligations under this Lease and of all other acts necessary and appropriate for the full consummation of the lease of the Demised Premises as contemplated herein, are consistent with and not in violation of, any contract, agreement or other instrument to which Landlord is a party, or any judicial order or judgment of any nature by which Landlord is bound.

(iv) There is no action, suit or proceeding pending or, to Landlord’s knowledge, threatened by or against or affecting Landlord which does or will involve or affect the Project or title thereto or Landlord’s ability to perform its obligations under this Lease or any documents entered into pursuant to this Lease, in each case, to any material extent.

(v) No prior options or rights of first refusal have been granted by Landlord to any third parties to purchase or lease any interest in the Demised Premises, or any part thereof, which are effective as of the Effective Date.

(vi) Landlord represents, warrants and certifies to and for the benefit of Tenant that Landlord is not now and has never been nor shall it be at any time prior to the mutual execution and delivery of this Lease an individual, corporation, partnership, limited partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Lease, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (“Specially Designated Nationals and Blocked Persons”)) or otherwise. Neither Landlord nor any Person who owns an interest in Landlord, excluding public shareholders, (collectively, a “Landlord Party”) is now or has ever been, nor shall be at any time prior to the mutual execution and delivery of this Lease, a Person with whom a U.S. Person, including a “financial institution” as defined in 31 U.S.C. 5312 (a)(z), as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Lease, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(vii) Landlord represents, warrants and certifies to and for the benefit of Tenant that neither Landlord nor any Landlord Party: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws. For purposes of subclause (i) of the previous sentence, the term “Anti-Money Laundering Laws” shall mean all applicable laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a Financial Institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include, without limitation, the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act of 1970, as amended, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

Nothing herein shall be deemed an obligation on either Landlord or Tenant to investigate, be responsible for or be liable for, any act of any shareholder of Landlord, a Landlord Party, Tenant or a Tenant Party, to the extent such Party is a public company.

(viii) Landlord represents, warrants and certifies to and for the benefit of Tenant that it is in compliance with any and all applicable provisions of the Patriot Act.

(ix) Landlord has received no notice of, nor is Landlord aware of, any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain, which might result in all or any part of the Project or Demised Premises being taken by condemnation or conveyed in lieu thereof.

(x) To Landlord’s knowledge based on a title policy, the Project and Demised Premises are free from all liens and encumbrances except the “Permitted Encumbrances” shown on Exhibit J.

(xi) Landlord has received no written notice that any municipality or governmental or quasi-governmental authority has determined that there are violations of state or federal law, municipal or county ordinances, or other legal requirements with respect to the Project or Demised Premises.

(xii) To Landlord’s knowledge, Landlord is not indebted to any contractor, laborer, mechanic, materialmen, architect or engineer for work, labor or services performed or rendered, or for materials supplied or furnished, in connection with the Project or Demised Premises for which any person could claim a lien against the Project or Demised Premises.

Notwithstanding any other provision of this Lease, Landlord shall and hereby does agree to indemnify, protect, defend and hold harmless Tenant and its partners, directors, officers, employees, shareholders, agents, contractors and each of their respective successors and assigns from and against any and all claims, judgments, damages, penalties, fines, taxes, costs, reasonable attorneys fees, liabilities, losses and expenses arising at any time during or after the term of this Lease as a result of or in connection with Landlord’s breach of any representation, warranty, covenant or obligation contained in this Lease.

ARTICLE 5

Assignment and Subletting

5.01 Assignment, Etc. (a) Subject to the further provisions of this Article 5, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Demised Premises, nor any part thereof, shall be subleased, licensed, used or occupied by any person or entity other than Tenant, or encumbered in any manner by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Demised Premises shall be assigned or otherwise encumbered, without the prior consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. In the event an assignee is not a publicly traded company, the dissolution or direct or indirect transfer of a majority of the interest in, or control of, such assignee (however accomplished including, by way of example, the addition of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of such assignee, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless of whether the transfer is made in or by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards. No assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Demised Premises shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord’s prior consent to any further assignment, other transfer or subletting. Landlord acknowledges that the original Tenant named in this Lease is a publicly traded company and that a direct or indirect transfer of any interest in the original named Tenant or any successor or assign to Tenant that is a publicly traded company, whether or not a majority of the interest in or control of such Tenant is transferred, or any other action referenced in this section will not require the consent of the Landlord or be deemed an assignment or sublease.

(b) Notwithstanding Section 5.01(a), without the consent of Landlord, this Lease may be assigned to: (i) an entity created by merger, reorganization or recapitalization of or with Tenant; or (ii) a purchaser of all or substantially all of Tenant’s publicly traded stock or

Tenant’s assets in the El Paso, Texas area; provided, in the case of both clause (i) and clause (ii), that: (A) Landlord shall have received 10 days’ notice (which may be subsequent to the event) of such assignment from Tenant; and (B) the assignee assumes by written instrument all of Tenant’s obligations under this Lease.

(c) Notwithstanding Section 5.01(a), without the consent of Landlord, Tenant may assign this Lease or sublet all or any of the Demised Premises to an Affiliate (as hereinafter defined) of Tenant; provided, that (i) Landlord shall have received 10 days’ prior notice of such assignment or sublease from Tenant; and (ii) in the case of any such assignment: (A) the assignment is for a valid business purpose and not to avoid any obligations under this Lease; and (B) the assignee assumes by written instrument all of Tenant’s obligations under this Lease; (iii) in the case of any such sublease: (A) the sublease is for a term that is shorter than the Term; (B) the sublease is subject and subordinate to this Lease (and to all things to which this Lease is subject) in all respects; and (C) the sublease otherwise comports with the provisions of Section 5.04(d); and (iv) such entity at all times remains an Affiliate of Tenant named herein. “Affiliate” means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. “Control” (and the correlative meaning, “controlled by” and “under common control with”) means ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question.

5.02 Assignment and Subletting Procedures. (a) If Tenant desires to assign this Lease or sublet all or any portion of the Demised Premises, Tenant shall notify Landlord (a “Transfer Notice”) of such assignment or sublease accompanied by: (i) a copy of the assignment or sublease and all related agreements, the effective date of which shall be expressly subject to Landlord’s consent; (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises; (iii) current financial information with respect to the proposed assignee, including without limitation, its most recent financial statements; and (iv) such other information as Landlord may reasonably request. Landlord’s consent to the proposed assignment or sublease shall, not be unreasonably withheld, conditioned or delayed and Landlord shall respond to Tenant’s request within thirty (30) days, provided that:

(i) in Landlord’s judgment the proposed assignee or subtenant will use the Demised Premises in a manner that: (A) is limited to the use expressly permitted under this Lease; and (B) will not violate any negative covenant as to use contained in any other lease of space in the Building.

(ii) the form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 5.

(iii) Tenant shall reimburse Landlord on demand for any costs incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent, whether or not consent is granted, not to exceed $1500.

5.03 General Provisions. (a) If this Lease is assigned or transferred, whether or not in violation of this Lease, Landlord may collect rent from the assignee or transferee without waiving Landlord’s right to claim such assignment or transfer was not made in accordance with the terms of this Lease. If the Demised Premises or any part thereof are sublet or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected against Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 5.01(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.

(b) No assignment or transfer that requires Landlord’s consent shall be effective until the assignee delivers to Landlord: (i) evidence that the assignee, as Tenant hereunder, has complied with the requirements of Section 7.02; and (ii) an agreement in form and substance satisfactory to Landlord whereby the assignee assumes Tenant’s obligations under this Lease, and an executed Landlord consent form.

(c) Notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of any Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant and each successor Tenant shall remain fully liable for the payment of the Rent and the performance of all of Tenant’s other obligations under this Lease. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease.

(d) Each subletting by Tenant shall be subject to the following:

(i) No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date.

(ii) No sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until there has been delivered to Landlord, both: (A) an executed counterpart of such sublease and Landlord consent form; and (B) a certificate of insurance evidencing that: (x) Landlord (and all other required parties) are each an additional insured under the insurance policies required to be maintained by occupants of the Demised Premises pursuant to Section 7.02; and (y) there is in full force and effect, the insurance otherwise required by Section 7.02.

(iii) Each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for, subject to or bound by any item of the type that a Successor Landlord (as hereinafter defined) is not so liable for, subject to or bound by in the case of an attornment by Tenant to a Successor Landlord under Section 6.01(a).

(e) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord’s consent and without complying with all of the terms and conditions of this Article 5, which for purposes of this Section 5.04(e) shall be deemed to be appropriately modified to take into account that the transaction in question is an assignment of the sublease or a further subletting of the space demised under the sublease, as the case may be.

(f) Tenant shall not publicly advertise the availability of the Demised Premises or any portion thereof as sublet space or by way of an assignment of this Lease, without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld or delayed provided that Tenant shall in no event advertise the rental rate or any description thereof.

5.04 Assignment and Sublease Profits. (a) Except as provided below, if the aggregate of the amounts payable as fixed rent and as additional rent on account of Taxes, Utilities, Insurance and Operating Expenses by a subtenant under a sublease of any part of the Demised Premises and the amount of any Other Sublease Consideration (as hereinafter defined) (the “Subtenant Payments”) payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise shall be in excess of Tenant’s Basic Cost (as hereinafter defined) therefor, Tenant shall pay to Landlord within [thirty (30) days of after Tenant has received Landlord’s reconciliation so that Tenant can calculate Tenant’s Basic Costs], as Additional Rent, 50% of such excess. Tenant shall deliver to Landlord within ninety (90) days after the end of each calendar year and within ninety (90) days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord to the extent Landlord has provided the actual reconciliation so that Tenant can make the actual calculations, with respect to such sublease for the period covered by such statement. “Tenant’s Basic Cost” for sublet space at any time means the sum of: (i) the portion of the Fixed Rent, Tax Payments, Tenant’s Insurance Payments and Tenant’s Utility Payments which is attributable to the sublet space; plus (ii) the amount payable by Tenant on account of electricity in respect of the sublet space; plus (iii) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space for the subtenant amortized on a straight-line basis over the term of the sublease; plus (iv) the amount of any reasonable brokerage commissions and reasonable legal fees paid by Tenant in connection with the sublease amortized on a straight-line basis over the term of the sublease. “Other Sublease Consideration” means all sums paid for the furnishing of services by Tenant or Landlord and the sale or rental of Tenant’s Fixtures, leasehold improvements, equipment, furniture or other personal property to the extent such sums paid exceed the fair market value for such services or personal property.

(b) Landlord and Tenant agree that Section 5.04 will not be applicable to assignments or subleases to related party tenants or to tenants resulting from laws, rules or regulations requiring a separation of Tenant’s business into unrelated entities. The excess payments made to Landlord under the above provision will never exceed the amounts actually received by Tenant after taking into account all costs and payments made by Tenant to unaffiliated third parties under the Lease or any sublease.

(c) Upon any assignment of this Lease, Tenant shall pay to Landlord 50% of the Assignment Consideration (as hereinafter defined) received by Tenant for such assignment, after deducting therefrom customary and reasonable closing expenses. “Assignment Consideration” means an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the furnishing of services by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property to the extent such sums exceed the fair market value of such services or personal property).

ARTICLE 6

Subordination; Default; Indemnity

6.01 Subordination. (a) Prior to the Commencement Date, Landlord shall obtain from the current holder of any mortgage or deed of trust encumbering all or any part of the Project, a Subordination, Non-Disturbance and Attornment Agreement in a form reasonably acceptable to all parties, providing among other things that the holder will recognize Tenant’s lease of the Premises hereunder and will not disturb Tenant’s quiet possession of the Premises as long as Tenant is not in default under provisions of this Lease. Landlord further agrees that, before it shall have the right to subject and subordinate this Lease to the lien of any mortgage or deed of trust hereafter placed upon Landlord’s interest in the Project, or to any ground lease, Landlord shall have first secured for Tenant’s benefit a written Subordination, Non-Disturbance and Attornment Agreement in a form reasonably acceptable to all parties. In each such subordination agreement Tenant shall attorn to any person (“Successor Landlord”) succeeding to the interest of Landlord under such mortgage, deed of trust or ground lease (by foreclosure, lease termination or otherwise). Any subordination agreement may provide that Successor Landlord shall not be: (i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord), provided that, such Successor Landlord will not be excused from performance of the Landlord’s obligations under the Lease; (ii) liable for the return of any moneys paid to or on deposit with any prior landlord (including, without limitation, Landlord), except to the extent such moneys or deposits are delivered to such Successor Landlord; (iii) subject to any offset, claims or defense that Tenant might have against any prior landlord (including, without limitation, Landlord); (iv) bound by any Rent which Tenant might have paid for more than the current month to any prior landlord (including, without limitation, Landlord) unless actually received by such Successor Landlord except that the successor Landlord shall be liable for any estimated payments made to the prior Landlord; (v) bound by any covenant to perform or complete any construction in connection with the Project or the Demised Premises or to pay any sums to Tenant in connection therewith; or (vi) bound by any waiver or forbearance under, or any amendment, modification, abridgment, cancellation or surrender of, this Lease made without the consent of such Successor Landlord.

(b) Tenant shall give any mortgagee or ground lessor of which it has notice a copy of any notice of default served upon Landlord, provided that Tenant has been notified of the address of such mortgagee or lessor. Each such mortgagee or lessor shall have the same cure rights as are afforded to Landlord hereunder. If such mortgagee or lessor does timely cure the default prior to termination, this Lease shall not be terminated. Nothing herein shall be deemed to imply that Tenant has any right to terminate this Lease or any other right or remedy, except as may be otherwise expressly provided for in this Lease. Prior to succeeding to Landlord’s interest, each such mortgagee or lessor may elect to cure such default or not in its sole and absolute discretion, and shall have no obligation to commence to cure a default, or, once commenced, to complete such cure.

6.02 Estoppel Certificate. Each party shall, at any time and from time to time, within 10 days after request by the other party, execute and deliver to the requesting party (or to such person or entity as the requesting party may designate) a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Commencement Date, Expiration Date and the dates to which the Fixed Rent and Additional Rent have been paid and stating whether or not, to the knowledge of such party, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which such party has knowledge, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party to whom such statement is addressed. Tenant also shall include or confirm in any such statement such other information concerning this Lease as Landlord may reasonably request.

6.03 Default. The following each constitutes an event of default under this Lease:

(a) if Tenant defaults in the payment of any Fixed Rent and such default continues for 10 days after written notice from Landlord;

(b) if Tenant defaults in the payment of any Additional Rent and such default continues for 15 days after Landlord gives to Tenant a written notice specifying such default;

(c) if Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking a reorganization, liquidation, dissolution or similar relief under any present or future federal or state bankruptcy or other act or law or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or substantially all of Tenant’s property;

(d) if, within 60 days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other federal or state statute or law, such proceeding shall not have been dismissed, or if, within 60 days after the appointment of any trustee, receiver, liquidator or other similar official for Tenant, or for all or substantially all of Tenant’s property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any lien, execution or attachment or other similar filing shall be made or issued against Tenant or any of Tenant’s property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant;

(e) if Tenant defaults in the keeping, observance or performance of any covenant or agreement, (other than a default of the character referred to in Sections 6.03(a), (b), (c), or (d),) and if such default continues and is not cured within 30 days after Landlord gives to Tenant a written notice specifying the same, or, in the case of a default which can be cured but cannot with due diligence be cured within such period of 30 days, if Tenant shall not within the 30 day period institute and thereafter diligently prosecute to completion a cure of the same;

(f) if Tenant defaults under Section 4.02(g) above, or Section 7.02 below, after 30 days notice thereof, which notice shall be reduced to 3 days if the net worth of Tenant at the time such notice is provided is less than $100,000,000.00 (as evidenced by (i) Tenant’s latest public filing evidencing its net worth, if it is a public company, or (ii) Tenant’s most recent audited financial statement delivered to Landlord, if Tenant is not a public company (provided, however, if such audited financial statement is more than one (1) year old Tenant’s net worth shall be deemed to be less than $100,000,000.00)).

6.04 Remedies. Upon the occurrence of an event provided for in Section 6.03 above that continues beyond the applicable notice and cure period:

(a) Landlord shall be entitled to give to Tenant a written notice of intention to end the Term at the expiration of 15 days from the date of the giving of such notice and, in the event such written request contains a legend, in bold face type, substantially as follows: “You are in default under Section          of the Lease dated                          between                  and                  for failure to                         . Failure to respond and cure this default by                          (date 15 days after the notice) will result in a termination of the Lease.”, and Tenant fails to cure within such 15 day period, this Lease and the term and estate hereby granted shall terminate upon the expiration of such 15 days with the same effect as if the last of such 15 days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law;

(b) Landlord shall be entitled to give to Tenant a written notice of intention to reenter the Premises without terminating the Lease at the expiration of 15 days from the date of the giving of such notice and, in the event such written notice contains a legend, in bold face type, substantially as follows: “You are in default under Section          of the Lease dated                          between                  and                  for failure to                         . Failure to respond and cure this default by                          (date 15 days after the notice) will result in a reentry and action for possession of the Premises by Landlord.”, and Tenant fails to cure within such 15 day period, Landlord may proceed with an action to reenter the Demised Premises;

(c) Landlord may remedy the breach, the reasonable cost thereof shall be payable from Tenant to Landlord upon demand plus interest at the rate for failure of payments under this Lease, and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under Tenant; or

(d) Landlord shall have any other rights and remedies available at law or equity and not inconsistent with the terms hereof, including the requirement of a court order to terminate the Lease.

6.05 Re-Entry by Landlord. After process of law and court order, if this Lease shall terminate or Landlord has the right to regain possession as set forth in Section 6.04 (a) or (b) Landlord or Landlord’s agents and servants may immediately or at any time thereafter re-enter into or upon the Demised Premises, or any part thereof and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The words “re-enter” and “re-entering” as used in this Lease are not restricted to their technical legal meanings. Landlord specifically waives all rights of self-help eviction and lockout, statutory or constitutional in relation to possession of the Demised Premises.

6.06 Damages. (a) If this Lease is terminated under Section 6.04, Tenant shall pay to Landlord as damages, at the election of Landlord, all Rent and other amounts due to Landlord and unpaid as of the date of termination, plus, a sum which, at the time of such termination, represents the then value (using a discount rate equal to 7%) of the excess, if any, of: (1) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant (and not paid under Subsection (b) below) for the period commencing on the day following the date of such termination to and including the Expiration Date; over (2) the aggregate fair rental value of the Demised Premises for the same period, plus all Reletting Expenses (as defined below).

(b) If Landlord reenters and takes possession of the Demised Premises without terminating the Lease, Tenant shall pay all Rent and other amounts due to Landlord and unpaid as of the date of re-entry, plus, sums equal to the Rent that would have been payable by Tenant through and including the then current Expiration Date (not including any unexercised renewal terms) had Landlord not re-entered the Demised Premises, payable upon the due dates therefor specified in this Lease; provided, that if Landlord shall relet all or any part of the Demised Premises for all or any part of the period commencing on the day following the date of such re-entry to and including the Expiration Date, either alone or with other premises, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasonable expenses incurred or paid by Landlord in re-entering the Demised Premises and of securing possession thereof, as well as the reasonable expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom in connection with such reletting (all such expenses, the “Reletting Expenses”), it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that: (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease other than a credit against the total amounts to be paid by Tenant under the Lease; (ii) if the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting.

(c) Landlord shall have the obligation to take reasonable steps to mitigate its damages arising out of any default by Tenant, but Landlord shall have no obligation to lease all or any portion of the Demised Premises prior to leasing other space in the Building, and any new lease for all or any portion of the Demised Premises shall be as determined by Landlord in its sole, but reasonable, judgment.

(d) Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry. Landlord may terminate this Lease after the notice of re-entry as set forth above, at any time, and suits brought to recover rent after re-entry shall not be deemed a waiver of Landlord’s right to subsequently terminate the Lease.

6.07 Right to Injunction. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right to seek an injunction. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled, and Landlord may invoke any remedy allowed at law or in equity which is not inconsistent herewith.

6.08 Certain Waivers. Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem or re-enter or repossess the Demised Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law through a non-appealable judgment issued by a court having jurisdiction over such matters, or after this Lease is terminated as set forth herein. Landlord and Tenant each waive trial by jury in any action in connection with this Lease. Landlord hereby waives any Landlord’s Lien and any other lien, contractual, statutory or constitutional as to Tenant’s property. Notwithstanding anything in this Lease to the contrary, Landlord shall not be entitled to seek an award for incidental, punitive or consequential damages.

6.09 No Waiver. Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter, while such default continues. Any amounts paid by Tenant to Landlord may be applied by Landlord, in Landlord’s discretion, to any items then owing by Tenant to Landlord under this Lease. Receipt by Landlord of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by Landlord of Tenant’s obligation to make full payment.

6.10 Holding Over. (a) If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall: (i) pay as a use and occupancy charge for each month of the holdover tenancy an amount equal to 140% multiplied by the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term. No holding over by Tenant after the Term shall operate to extend the Term beyond a month to month tenancy.

(b) Nothing herein shall be deemed to permit Tenant to retain possession of the Demised Premises after the Expiration Date or earlier Termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amounts to be paid by Tenant in accordance with the provisions of this Section 6.10. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

6.11 Landlord’s Breach. (a) Should there be any breach of this Lease on the part of Landlord or failure by the Landlord to perform any of its obligations, and if such breach or failure continues and is not cured within thirty (30) days after Tenant gives Landlord notice specifying the same, or in the case of a breach which can be cured but not, using due diligence, within thirty (30) days, if Landlord does not promptly commence to remedy such breach, and diligently prosecute such remedy to completion, or if the failure of Landlord relates to a matter which in Tenant’s judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency after Tenant shall have served upon Landlord notice of such failure (either orally, by facsimile, or in writing as the circumstances warrant; provided, however, that oral notice or facsimile to be deemed effective under this section must within 72 hours after being given be confirmed by written notice sent in the manner provided for the service of any notice), then in addition to all other remedies available to Tenant under this Lease or at law or equity, and not inconsistent herewith (excluding, however, any right to terminate or seek a judicial determination of termination), Tenant may remedy the breach and the reasonable cost thereof shall be payable from Landlord to Tenant upon demand plus interest at the rate for failure of payments under this Lease, and Tenant by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Landlord or anyone holding under Landlord, INCLUDING CAUSED BY THE NEGLIGENCE OF TENANT UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT. If Landlord fails to reimburse Tenant on demand for the reasonable cost of remedying Landlord’s breach, or if Landlord fails to timely pay to Tenant any other amount due to Tenant under this Lease and such failure to pay continues for fifteen (15) days after Tenant gives Landlord written notice thereof, then Tenant may in either of such events deduct any such amounts owing from Landlord, plus interest thereon from Rent or other charges due or to become due Landlord under this Lease, but not to exceed as an offset or credit, more than 25% of the Rent due in any month without liability of forfeiture, from rents or any other sums then due or thereafter becoming due from Tenant to Landlord hereunder, and irrespective of who may own or have an interest in the Premises at the time such deductions are made. If Tenant has not received or received credit for all such amounts and interest thereon at the expiration of the term of this Lease, Tenant may, at its option, extend the term of this Lease on the same terms and conditions then in effect until all such amounts and interest thereon are fully paid by application of all Rent and other charges accruing during such extended term. Notwithstanding the provisions of the first sentence of this Section, in the event of any breach of this Lease on the part of Landlord with respect to its obligations that interfere in any material respect with Tenant’s normal operations in the Demised Premises Landlord shall have only three (3) Business Days to commence and diligently pursue to completion the cure of such breach after receiving notice from Tenant, which notice may be oral to the name (and the number) provided to Tenant from time to time, and who initially is Laura Pople at (915) 533-4901, if followed in writing (including facsimile) promptly thereafter.

(b) If Tenant so performs any of Landlord’s obligations hereunder, the full amount of the cost and expense entailed or the payment so made shall immediately be owing by Landlord to Tenant, and Landlord shall repay to Tenant upon demand the full amount thereof with interest thereon from the date of payment at the stated rate, plus a 15% administrative fee. If such repayment shall not be made within 15 days after such demand is made, Tenant shall have the right to deduct the amount thereof, together with interest as aforesaid, without liability of forfeiture, from rents or any other sums then due or thereafter becoming due from Tenant to Landlord hereunder in the same manner provided for in the preceding paragraph. Disputes regarding amounts owed under this Section 6.11(b) shall be resolved by binding arbitration conducted in accordance with the Real Estate Valuation Arbitration Rules (Expedited Procedures) of the American Arbitration Association. The result of such arbitration shall be binding and non-appealable. Any abatement or deduction pursuant to the provisions of this Lease from any Rent or other sums due or payable hereunder and in good faith made in accordance with the terms of this Section 6.11, shall not constitute a default in the payment thereof unless Tenant shall fail to pay the amount of such deduction (plus interest at the Interest Rate from the day Tenant began withholding payment) to Landlord within 15 days after a final decision by arbitration that such amount is owed to Landlord.

(c) The option given in this section is for the sole protection of Tenant, and its existence shall not release Landlord from the obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by Landlord or deprive Tenant of any legal rights which it may have by reason of any such default by Landlord.

(d) In the event of a breach or threatened breach by Landlord of any of its obligations under this Lease, Tenant shall also have the right to seek an injunction.

(e) Tenant may seek actual but not punitive, incidental or consequential damages caused by Landlord’s default under the terms of this Lease.

Landlord hereby grants to Tenant non-exclusive rights of entry and non-exclusive easements for and during the term of this Lease in, over and under any and all parts of the Project situated outside the Premises (excluding the right to enter premises demised to or owned by others) for all purposes reasonably necessary to enable Tenant (acting directly or through agents, contractors, or subcontractors) so to perform any of the terms, provisions, covenants or conditions of this Lease which Landlord shall have failed to perform.

6.12 Attorneys’ Fees. If Landlord or Tenant places the enforcement of this Lease or any part thereof, or the collection of any Rent or other payment due or to become due hereunder, or recovery of the possession of the Demised Premises, in the hands of an attorney, or files suit upon the same, or in the event any bankruptcy, insolvency or other similar proceeding is commenced involving Landlord or Tenant, the non-prevailing party in a court action shall, upon demand, pay the prevailing party for any attorneys’ fees and disbursements and court costs incurred.

6.13 Indemnification. Except as otherwise provided herein, Tenant shall indemnify, defend, protect and hold harmless Landlord, all superior lessors and all superior mortgagees and each of their respective direct and indirect members, partners, directors, officers, shareholders, policyholders, principals, agents and employees (each, an “Indemnified Party”), from and against any and all claims arising from or in connection with: (i) the conduct or management of the Demised Premises or of any business therein, or any work or thing done, or any condition created, in or about the Demised Premises; (ii) any act, omission or negligence of Tenant or any person claiming through or under Tenant or any of their respective direct or indirect members, partners, shareholders, directors, officers, agents, employees, invitees or contractors; (iii) any accident, injury or damage occurring in, at or upon the Demised Premises; (iv) any default by Tenant in the performance of Tenant’s obligations under this Lease; and (v) any brokerage commission or similar compensation claimed to be due by reason of any proposed subletting or assignment by Tenant (irrespective of whether Landlord approves or disapproves any such arrangement or sublease); together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence (other than negligence to which the release of liability and waiver of subrogation provided in Section 7.05 applies) or willful misconduct of the Indemnified Party. If any action or proceeding is brought against any Indemnified Party by reason of any such claim, Tenant, upon notice from such Indemnified Party shall resist and defend such action or proceeding (by counsel reasonably satisfactory to such Indemnified Party).

Except as otherwise expressly provided herein, Landlord shall indemnify, defend, protect and hold Tenant harmless from and against all losses resulting from any claims (i) against Tenant arising from or in connection with any act, default, omission, negligence or willful misconduct of Landlord or any of its direct or indirect members, partners, shareholders, directors, officers, agents, employees, contractors and principals; and (ii) against Tenant arising from the conduct or management of, or any accident, injury, loss or damage whatsoever caused to any person or the property of any person in or about, the common or public areas of the Building (specifically excluding the Demised Premises), together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence (other than negligence to which the release of liability and waiver of subrogation provided in Section 7.05 applies) or willful misconduct of the Indemnified Party or any person claiming through or under Tenant or any of their respective direct or indirect members, partners, shareholders, directors, officers, agents, employees, contractors and principals.

ARTICLE 7

Insurance; Casualty; Condemnation

7.01 Compliance with Insurance Standards. (a) Except with respect to use by Tenant of the Demised Premises and common and public areas of the Project permitted under this Lease, Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the Project and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises, which would subject Landlord, any superior lessor or any superior mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Project over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Project.

(b) If, by reason of any failure of Tenant to comply with this Lease, the premiums on the Project shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or “make up” of rates for the Building, Project or the Demised Premises, as the case may be, issued by any fire insurance rating organization or other similar body making rates for insurance for the Project or the Demised Premises, as the case may be, shall be presumptive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Project or the Demised Premises, as the case may be.

7.02 Tenant’s Insurance. Tenant shall maintain at all times during the Term: (a) commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Demised Premises and the conduct or operation of business therein, with Landlord, its managing agent, if any, each superior lessor and superior mortgagee, and any other party whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability in any one occurrence; and (b) when Alterations are in process, the insurance specified in Section 4.02(g). Tenant shall deliver to Landlord and any additional insureds, at least 3 days prior to the Commencement Date, such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or a certificate thereof at least 3 business days before the expiration of any existing policy. Tenant shall cooperate with Landlord in connection with the collection of any insurance moneys that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required to recover any such insurance moneys. Landlord may from time to time require that the amount and types of the insurance to be maintained by Tenant under this Section 7.02 be increased or modified, so that the amount and types thereof adequately protect Landlord’s interest; provided such insurance is then being obtained by landlords of first class buildings in El Paso, Texas.

7.03 Landlord’s Insurance. During the Term of this Lease, Landlord shall maintain Landlord’s Insurance to the extent available at commercially reasonable rates.

7.04 Other Insurance Requirements. Landlord and Tenant may comply with their insurance obligations hereunder by endorsement to any blanket policy of insurance. Landlord and Tenant shall deliver to each other certificates issued by the insurance carrier or carriers on a legally binding ACORD form for each policy of insurance they are required to maintain by this Lease within ten (10) days after request therefor. Any insurance required by this Article to be procured by one party for the benefit of another party shall contain a provision that the insurance cannot be terminated without thirty (30) days prior written notice to the other party. All insurance required of a party under Article 7.02 shall be maintained with insurance companies qualified to do business in the State of Texas and rated by Best’s Insurance Reports or any successor publication of comparable standing as A-; VIII or better, or the then equivalent rating. Notwithstanding any provision of this Lease, Tenant may satisfy its insurance obligations hereunder through a program of self-insurance or self retention provided Tenant’s long term unsecured debt in them rates at least A by Standard & Poors, or an equivalent rating by a nationally recognized rating agency comparable to Standard & Poors.

7.05 Subrogation Waiver. Landlord and Tenant shall each include in each of its insurance policies (insuring the Building in the case of Landlord, and insuring Tenant’s Property and Fixtures in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable: (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty; or (b) any other form of permission for the release of the other party, each to the extent commercially available. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent that it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or should have been insured pursuant to the terms of the lease. Each party shall promptly notify the other if a waiver of subrogation or other release of liability is not commercially available. Nothing contained in this Section 7.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

7.06 Casualty. (a) If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a “Casualty”) and if this Lease is not terminated as provided below, then: (i) Landlord shall repair and restore the Building and the Demised Premises (excluding Tenant’s Property and Fixtures) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty; and (ii) Tenant shall repair and restore in accordance with Section 4.02 all Tenant’s Property and Fixtures with reasonable dispatch after the Casualty.

(b) If all or part of the Demised Premises shall be rendered untenantable by reason of a Casualty, the Fixed Rent and the Additional Rent under Sections 2.04 and 2.06 and 2.07 shall be abated in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises, for the period from the date of the Casualty to the earlier of: (i) the date the Demised Premises is made tenantable (provided, that if the Demised Premises would have been tenantable at an earlier date but for Tenant having failed diligently to prosecute repairs or restoration, then the Demised Premises shall be deemed to have been made tenantable on such earlier date and the abatement shall cease); or (ii) the date Tenant or any subtenant reoccupies a portion of the Demised Premises for the ordinary conduct of business (in which case the Fixed Rent and the Additional Rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Landlord will provide Tenant written notice of the date Landlord believes the Demised Premises are tenantable. Provided Landlord has given Tenant written notice that the Demised Premises are tenantable, Landlord’s determination of the date the Demised Premises is tenantable shall be controlling unless Tenant disputes same by notice to Landlord within 10 days after such determination by Landlord, which notice shall include Tenant’s statement with reasonable specificity as to why the Demised Premises are not tenantable, and pending resolution of such dispute, Tenant shall pay Rent in accordance with Tenant’s determination. Upon final determination Tenant shall pay to Landlord any amounts owed within ten (10) days of resolution.

(c) If by reason of a Casualty: (i) the Building shall be totally damaged or destroyed; (ii) the Building shall be so damaged or destroyed (whether or not the Demised Premises are damaged or destroyed) that Landlord’s repair or restoration shall require more than 270 days or the expenditure of more than 20% percent of the full insurable value of the Building (which, for purposes of this Section 7.06(c), shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building) immediately prior to the Casualty; (iii) more than 20% of the Demised Premises shall be damaged or destroyed or damage caused by such Casualty deprives Tenant of reasonable access to the Demised Premises and the time for Tenant or Landlord (as applicable) to restore the same to the condition required herein shall exceed nine (9) months from the date of such Casualty; or (iv) any damage caused by a Casualty during the final twelve (12) months of the Term renders the Demised Premises wholly untenantable, deprives Tenant of reasonable access to the Demised Premises or deprives Tenant of the ability to conduct its business at the Demised Premises and such damage cannot be restored within ninety (90) days of the Casualty (all such estimates to be made by a reputable contractor, architect or engineer designated by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted if Tenant does not object to such contractor, architect or engineer within ten (10) days of receipt of such party’s name), then in any such case Landlord or Tenant may terminate this Lease by notice given to the other Party within 90 days after the Casualty.

(d) Landlord shall not carry any insurance on Tenant’s Property or Tenant’s Fixtures and shall not be obligated to repair or replace Tenant’s Property or Fixtures. Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant’s Property or Fixtures. Tenant shall notify Landlord promptly of any Casualty in or affecting the Demised Premises.

7.07 Condemnation. In the event any material part of the Demised Premises or a “Substantial Portion of the Building” is taken or condemned by any competent authority, Tenant shall have the right: (a) to terminate this Lease as of the first day following the earlier of the date of title transfer or the date of the taking of possession by the condemning authority, or (b) to continue the Lease in full force and effect (but excluding the portion of the Demised Premises taken) with a reduced Fixed Rent commensurate with the reduced area of the Premises, in lieu of the amount of Fixed Rent otherwise provided herein, which reduction in Fixed Rent shall be effective the earlier of the date of title transfer or the date the taking of possession by the condemning authority. Tenant shall give notice to Landlord of its election within sixty (60) days after the date Landlord notifies Tenant of the impending condemnation.

In the event Tenant does not elect to terminate this Lease, but the taking or condemnation is covered by the definition of Substantial Portion of the Building, or if the taking or condemnation affects more than 20% of the square footage of the Building, then Landlord shall also have the right to terminate this Lease.

If neither Tenant nor Landlord elects to terminate this Lease as set forth herein, then Landlord shall commence and diligently continue thereafter to restore or cause to be restored any portion of the Premises, the Common Areas and the other portions of the Building remaining after the taking to substantially the same condition and tenantability as existed immediately preceding the taking, excluding restoration of any work performed by Tenant. If, during the pendency of any such restoration, Tenant is unable to conduct its normal business operations from the Demised Premises, in Tenant’s reasonable judgment, and does not do so, then all Fixed Rent and other charges payable by Tenant hereunder shall abate to the extent of the unusable and unused portion of the Demised Premises. Such abatement of the term shall end on the earlier to occur of: (i) sixty (60) days after completion of Landlord’s work or (ii) the date on which Tenant’s conduct of its business from the Demised Premises is resumed.

For the purposes of this Section, a “Substantial Portion of the Building” is defined to mean one of the following: (i) twenty percent (20%) or more of the Common Area of the Project; or (ii) loss through the taking or condemnation of direct access to the Demised Premises or such other portions that would, in Tenant’s reasonable judgment, materially and permanently interfere with Tenant’s operations in the Demised Premises as conducted prior to the taking or condemnation.

Termination of this Lease because of condemnation shall be without prejudice to the rights of either Landlord or Tenant to recover from the condemning authority compensation and damages for the injury or loss sustained by them as a result of the taking. Tenant shall have the right to make a claim against the condemning authority for the value of its trade fixtures, furniture and personal property, damages for interruption or relocation of business in the Demised Premises, moving and remodeling expenses and unamortized value of any leasehold improvements made by Tenant on or to the Demised Premises. All other proceeds shall belong to Landlord. Landlord shall conduct all negotiations relating to the taking or condemnation, but shall not settle any claim with respect to amounts due Tenant without Tenant’s prior approval, which shall not be unreasonably withheld or delayed.

If all or any part of the Demised Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall remain unaffected by such taking and Tenant shall continue responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Demised Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due.

ARTICLE 8

Miscellaneous Provisions

8.01 Notice. All notices, demands, consents, approvals, advices, waivers or other communications which may or are required to be given by either party to the other under this Lease (each, “Notice”) shall be in writing and shall be delivered by: (a) personal delivery; (b) the United States Postal Service, certified or registered, postage prepaid, return receipt requested; or (c) a nationally recognized overnight courier, in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Lease (in the case of each Notice to Landlord to c/o Laura Pople at Best Real Estate Management, Inc., 300 E. Main, Suite 1200, El Paso, Texas 79901 and with a copy of each notice to Landlord to Zurich Alternative Asset Management, 105 E. 17th Street, 4th Floor, New York, New York 10003, Attention: Sean Bannon, and R.V.I. Guaranty Co., Ltd., 177 Broad Street, 9th Floor, Stamford, Connecticut 06901-2048, Attention: Darrel Seife and in the case of each Notice to Tenant to the attention of Gary Sanders, Esq. and with a copy of each Notice to Tenant to Gordon & Mott, PC, 4695 N. Mesa, El Paso, Texas 79912, Attention Tim Johnson, Esq.), or to such other place as the party to be notified may from time to time designate by at least 5 Business Days notice to the notifying party. Notices from Landlord may be given by Landlord’s managing agent, if any. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a receipt therefor, or when delivery is first refused, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure.

8.02 Building Rules. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and invitees to comply with, the rules and regulations of the Building set forth in Exhibit C, as the same may be reasonably modified or supplemented by Landlord from time to time (“Rules and Regulations”) as long as such Rules and Regulations are not discriminatorily applied by Landlord and do not serve to amend this Lease, or restrict Tenant’s rights under this Lease or expand Tenant’s obligations under this Lease in each case, more than to a de minimis extent, for construction practices, and the safety, security, maintenance, care and cleanliness of the Demised Premises and the Building and for preservation of good order therein. Landlord shall not enforce the rules of the Building in a manner which discriminates against Tenant. If any rule of the Building shall conflict with any provision of this Lease, such provision of this Lease shall govern.

8.03 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

8.04 Certain Definitions. (a) “Landlord” means only the owner, at the time in question, of the Building or that portion of the Building of which the Demised Premises are a part, or of a lease of the Building or that portion of the Building of which the Demised Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord’s interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed all obligations of Landlord during the period it is the holder of Landlord’s interest under this Lease.

(b) “Landlord shall have no liability to Tenant” means that Tenant is not entitled to terminate this Lease, or to receive any abatement or diminution of Rent (except as set forth herein), or to be relieved in any manner or any of its other obligations under this Lease (except as set forth herein), or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Demised Premises.

8.05 Quiet Enjoyment. Landlord represents and warrants to Tenant that Landlord has full right and lawful authority to lease the Demised Premises to Tenant pursuant to the terms hereof. Landlord covenants with Tenant to keep Tenant in quiet enjoyment and possession of the Premises during the term of this Lease, provided Tenant is not in default under this Lease beyond any applicable notice and cure period. Landlord further represents and warrants to Tenant that: (i) no joinder or approval of any other person or entity is required with respect to Landlord’s right and authority to enter into this Lease, including any lender or mortgagee; and (ii) there exists no ground lease or similar superior lease covering any part of the Demised Premises or the Project.

8.06 Limitation of Landlord’s Personal Liability. Tenant shall look solely to Landlord’s interest in the Building (including proceeds of sale, condemnation or insurance) for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord’s partners, members, officers, directors, shareholders, policyholders, or principals, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease.

8.07 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Tax Payments and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

8.08 Certain Remedies. If Tenant requests Landlord’s consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent; provided, however, that where Landlord is required to not unreasonably withhold its consent, Landlord shall be liable for any actual damages suffered by Tenant if Landlord has withheld consent, if a court of competent jurisdiction issues a final judgment, order or decree which is not (or is no longer) appealable, finding that Landlord withheld its consent in bad faith. No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration unless this Lease expressly provides for such dispute to be resolved by arbitration.

8.09 No Offer. The submission by Landlord of this Lease in draft form shall be solely for Tenant’s consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed a lease and originals thereof shall have been delivered to the respective parties.

8.10 Captions; Construction. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

8.11 Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the party to be charged.

8.12 Broker. Each party represents to the other that such party has dealt with no broker other than Best Real Estate, Inc. and RJL Real Estate Consultants (“Brokers”) in connection with this Lease, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker (other than Brokers) who has dealt with the indemnifying party in connection with this Lease. Landlord has entered into separate agreements with Brokers which provide that, if this Lease is executed and delivered by both Landlord and Tenant, Landlord shall pay to Brokers a commission to be agreed upon between Landlord and Brokers, subject to, and in accordance with, the terms and conditions of such agreement. A copy of Landlord’s agreement with RJL Real Estate Consultants is attached hereto as Exhibit K. A copy of Landlord’s agreement with Best Real Estate, Inc. is attached hereto as Exhibit L.

8.13 Merger. Tenant acknowledges that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.

8.14 Successors. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent that an assignment may be approved by Landlord, Tenant’s assigns.

8.15 Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any principles of conflicts of laws. Landlord and Tenant agree that all disputes arising directly or directly under this Lease, and all actions to enforce this Lease shall be heard and adjudicated in the state courts of the State of Texas or the federal courts for the western district of Texas, and Landlord and Tenant each be expressly and irrevocably submits itself to such jurisdiction. Each party hereto hereby waives any argument that such forum is inconvenient or inappropriate or that such court does not retain jurisdiction over such party.

8.16 No Development Rights. Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Project, and consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 8.17 shall be construed as an express waiver by Tenant of any interest Tenant may have as a party in interest in the Project.

8.17 Signage and Directory. (a) Subject to all the terms of this Lease, Landlord will, at the request of Tenant, and at Tenant’s sole cost and expense, maintain listings on the directory board (to the extent one is maintained by Landlord) of the names of Tenant and any other person, firm, association or corporation in occupancy of the Demised Premises in compliance with this Lease, provided, however, the number of names so listed shall not exceed Tenant’s Share of the total number of names that are included in the directory from time to time.

(b) Subject to all of the terms of this Lease, during the Term Tenant shall have the right, exclusive of all other tenants in the Building, to install signage containing its corporate name and/or logo in the elevator lobby of each full floor of the Building on which the Demised Premises is located, in the westernmost elevator lobby of the first floor, on the exterior of the Building, and on the roof of the Building. All signage installed by Tenant shall be subject to Landlord’s approval as to size, content, location, place, installation, design, material, color and appearance and shall be maintained in a first-class manner by Tenant at its sole cost and expense. Landlord approval shall not be unreasonably delayed or withheld. All signage installed by Tenant shall be removed by Tenant at its sole cost and expense at the expiration or termination of the Term. Upon such removal Tenant shall, at its sole cost and expense, restore the area of the sign to the condition existing prior to installation of such sign. Tenant shall pay for any increased cost in insuring the Building (including property damage and liability insurance) arising out of the signs, and all utility costs associated with the signs. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, liabilities, expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of the installation, maintenance, removal and existence of Tenant’s signs, including with respect to Tenant’s use of Landlord’s equipment (including scaffolding), if made available by Landlord to Tenant in Landlord’s sole discretion, for such purposes. Tenant, at its sole cost and expense, shall be obligated to obtain and maintain all permits, licenses and other approvals required by any applicable governmental authority for the existence, installation, maintenance and removal of all signs to be installed by Tenant. Landlord will cooperate with Tenant, at no material cost to Landlord, with respect to permitting for such signs and will execute, without delay, such applications and approvals required by such permitting and not inconsistent with this Lease.

(c) For the Term of this Lease, Tenant and Landlord agree that the Building shall be named THE ENERGY CENTER only, such name to be displayed on the monument sign outside of the westerly entrance to the Building and on the tenant directory in the lobby of the Building. The Building’s legal address shall remain 100 North Stanton or may be changed by Landlord in Landlord’s sole discretion.

(d) Subject to compliance with applicable laws, the following symbols and names are hereby irrevocably approved by Landlord for inclusion in signs to be installed in accordance with Section 8.17(b), such approval not to relieve Landlord of the duty not to unreasonably withhold or delay its consent to other proposed sign designs:

El Paso Electric

El Paso Electric Company

EPE

EE

The Electric Company

8.18 Reserved

8.19 No Recording. This Lease shall not be recorded; provided, however, at Landlord’s or Tenant’s request, Tenant shall promptly execute, acknowledge and delivery a memorandum of this Lease sufficient for recording and either Landlord or Tenant may record such memorandum.

8.20 Auditorium. Landlord shall implement a reservation system for use of the auditorium located on the first floor of the Building (the “Auditorium”). Tenant will have the right to reserve use of the Auditorium by contacting the then-current property manager whose name will be provided to Tenant, 180 days in advance and no other tenant will have the right to make a reservation earlier than 45 days in advance. Use of the Auditorium may be pursuant to reasonable use-specific charges imposed by Landlord from time to time. Landlord and Tenant agree that the existing audio/visual system in the Auditorium shall be replaced and agree to share equally the cost to acquire and install such system; Tenant shall select and install the system at its sole cost, only following approval (not to be unreasonably delayed or withheld) from Landlord, whose share of the cost has been included in Fixed Rent Credits per Section 2.05(a) and Landlord shall not have any additional liability therefor.

8.21 Representations. (a) Tenant represents and warrants that it has duly authorized, executed and delivered this Lease, and that this Lease is a binding obligation of

Tenant, enforceable in accordance with its terms, subject only to bankruptcy, moratorium, fraudulent conveyances and similar limitations affecting creditors generally.

(b) Tenant represents and warrants that it is not (i) an employee benefit plan as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) a “plan”, as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); or (iii) an entity subject to ERISA or holding ERISA “plan assets” within the meaning of Department of Labor Regulations at Section 2510.3-101. Tenant further represents and warrants that the transactions contemplated in this Lease will not result in a nonexempt prohibited transaction under ERISA or the Code.

8.22 OFAC Certification and Indemnification.

(a) Tenant represents, warrants and certifies to and for the benefit of Landlord that Tenant is not now and has never been nor shall it be at any time prior to the mutual execution and delivery of this Lease an individual, corporation, partnership, limited partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Lease, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (“Specially Designated Nationals and Blocked Persons”)) or otherwise. Tenant is not now nor has it ever been, nor shall be at any time prior to the mutual execution and delivery of this Lease, a Person with whom a U.S. Person, including a “financial institution” as defined in 31 U.S.C. 5312 (a)(z), as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Lease, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise. The foregoing is not a representation regarding any shareholder that may buy or sell securities on an open public market.

(b) Tenant represents, warrants and certifies to and for the benefit of Landlord that it has taken, and shall continue to take until the expiration or any earlier termination of the term of this Lease, such measures as are required by applicable law to assure that the funds used to pay Tenant Fixed Rent, Additional Rent and any other charges due hereunder are derived: (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and, to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(c) Tenant represents, warrants and certifies to and for the benefit of Landlord that Tenant: (i) is not under investigation by any governmental authority for, nor has it been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (ii) has not been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has not had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws. For purposes of subclause (i) of the previous sentence, the term “Anti-Money Laundering Laws” shall mean all applicable laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a Financial Institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include, without limitation, the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act of 1970, as amended, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

(d) Tenant represents, warrants and certifies to and for the benefit of Landlord that it is in compliance with any and all applicable provisions of the Patriot Act.

(e) Tenant hereby agrees to forever defend, indemnify and hold harmless Landlord from and against any and all claims, damages, costs, fines, penalties, losses, risks, liabilities and expenses (including, without limitation, attorneys’ fees and costs) arising from or related to a breach of any of the foregoing representations, warranties, certifications and agreements.

8.23 Parking Contract. Tenant’s obligations hereunder shall be conditioned upon the execution and delivery by Tenant and Landlord of a parking contract satisfactory to Tenant reserving 132 spaces for Tenant for the term of this Lease, including any renewal terms (subject to the terms of such parking contract), at the parking garage located immediately across Kansas street to the east of the Project.

ARTICLE 9

RENEWAL OPTION

9.01 Renewal Option. (a) Provided that on the date Tenant exercises the Renewal Option (defined below) and at the commencement of the applicable Renewal Term (as hereinafter defined): (i) this Lease shall not have been terminated (as hereinafter defined); and (ii) Tenant shall not be in default under this Lease, beyond any applicable notice and cure period, Tenant shall have the option (the “Renewal Option”) to extend the term of this Lease for each of three consecutive five (5) year periods (each, a “Renewal Term”), to commence on the date that is the day after following the last day of the initial Term or the prior Renewal Term, as applicable, and to end on the day prior to the fifth anniversary of the date on which it commenced.

(b) The Renewal Option for any Renewal Term shall be exercised with respect to all of the Demised Premises only and shall be exercisable by Tenant giving notice to Landlord (the “Renewal Notice”) at least 18 months before the last day of initial Term or the prior Renewal Term, as the case may be. Time is of the essence with respect to the giving of the Renewal Notice.

9.02 Renewal Rent and Other Terms. (a) Each Renewal Term shall be upon all of the terms and conditions set forth in this Lease, except that: (i) the Fixed Rent shall be as determined pursuant to the further provisions of this Section 9.02; (ii) the Fixed Rent Credit shall not apply; (iii) Tenant shall accept the Demised Premises in their “as is” condition at the commencement of the applicable Renewal Term, and Landlord shall not be required to perform any work or pay any amount or render any services to make the Demised Premises ready for Tenant’s use and occupancy or provide any abatement of Fixed Rent or Additional Rent, in each case with respect to any Renewal Term; (iv) Tenant shall have no option to renew this Lease beyond the expiration of the third Renewal Term; and (iv) the Base Tax Amount, the Base Utility Expense and the Base Insurance Expense shall be the Taxes for the Tax Year and the Utility Expenses and Insurance Expenses, as applicable, for the Lease Year, in each case ending immediately before the commencement of the applicable Renewal Term.

(b) The annual Fixed Rent for the Demised Premises for each Renewal Term shall be Fair Market Rent (as hereinafter defined). “Fair Market Rent” means the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Demised Premises during the applicable Renewal Term, taking into account all relevant factors.

(c) If Tenant timely exercises the Renewal Option, Landlord shall notify Tenant (the “Rent Notice”) at least 12 months before the last day of the initial Term or the prior Renewal Term, as the case may be, of Landlord’s determination of the Fair Market Rent (“Landlord’s Determination”). Tenant shall notify Landlord (“Tenant’s Notice”), within 30 days after Tenant’s receipt of the Rent Notice, whether Tenant (a) accepts Landlord’s Determination; (b) disputes Landlord’s Determination; or (c) rescinds its Renewal Notice. If Tenant accepts Landlord’s Determination, then this Lease shall be renewed for five (5) years at a Fixed Rent equal to Landlord’s Determination. If Tenant disputes Landlord’s Determination, Tenant’s Notice shall set forth Tenant’s determination of the Fair Market Rent. If Tenant fails to give Tenant’s Notice within such 30 day period, Tenant shall be deemed to have accepted Landlord’s Determination. If Tenant rescinds its Renewal Notice, then the Lease shall expire as if the Renewal Notice had never been given.

(d) If Tenant timely disputes Landlord’s Determination and Landlord and Tenant fail to agree as to the Fair Market Rent within 30 days after the giving of Tenant’s Notice, then the Fair Market Rent shall be determined as follows: Such dispute shall be resolved by arbitration conducted in accordance with the Real Estate Valuation Arbitration Rules (Expedited Procedures) of the American Arbitration Association (“AAA”), except that the provisions of this Section 9.02(d) shall supersede any conflicting or inconsistent provisions of said rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in the City of El Paso, by a panel of 3 arbitrators in accordance with this Section 9.02(d). Landlord and Tenant shall each appoint their own arbitrator within 10 days after the giving of notice by either party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the appointed arbitrator shall select the second arbitrator, who shall be impartial, within 7 days after such party’s failure to appoint. Such two arbitrators shall have 10 days to appoint a third arbitrator who shall be impartial. If such arbitrators fail to do so, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within 14 days of such request and both parties shall be bound by any appointment so made. If no such third arbitrator shall have been appointed within such 14 days, either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The third arbitrator only shall subscribe to an oath fairly and impartially to determine such dispute. Within 30 days after the third arbitrator has been appointed, each of Landlord and Tenant shall submit simultaneously to each arbitrator and to each other such party’s opinion on Fair Market Rent. Each arbitrator shall select either Tenant’s estimate of Fair Market Rent or Landlord’s estimate of Fair Market Rent, within thirty (30) days of receipt of the estimates. Each of Landlord and Tenant may submit back-up detail supporting its estimate concurrently to each arbitrator and to each other. The arbitrators may collectively request additional information from either party, but copies of all requests and submissions shall be sent concurrently to all arbitrators and to the other party. The arbitrators shall have no authority to select a Fair Market Rent other than either Landlord’s estimate or Tenant’s estimate. The fees and expenses of any arbitration pursuant to this Section 9.02(d) shall be borne by the parties equally, but each party shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own proof. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. Each arbitrator shall have at least 10 years’ experience in El Paso, Texas in leasing and valuation of properties which are similar in character to the Building. After a determination has been made of the Fair Market Rent, the parties shall execute and deliver an instrument setting forth the Fair Market Rent, but the failure to so execute and deliver any such instrument shall not effect the determination of Fair Market Rent.

(e) If Tenant disputes Landlord’s Determination and if the final determination of Fair Market Rent shall not be made on or before the first day of the applicable Renewal Term, then, pending such final determination, Tenant shall pay, as Fixed Rent for such Renewal Term, an amount equal to Landlord’s Determination. If, based upon the final determination of the Fair Market Rent, the Fixed Rent payments made by Tenant for such portion of the applicable Renewal Term were: (i) less than the Fair Market Rent payable for such Renewal Term, Tenant shall pay to Landlord the amount of such deficiency within 10 days after demand therefor; or (ii) greater than the Fair Market Rent payable for such Renewal Term, Landlord shall credit the amount of such excess against future installments of Fixed Rent and/or Additional Rent payable by Tenant.

ARTICLE 10

RIGHT OF FIRST REFUSAL

10.01 Right of First Refusal. (a) Provided that no default under this Lease exists beyond any notice and cure period, Tenant shall have a right of first refusal as described in this Article 10 with respect to (i) any sale of the Property, or (ii) any sale or sales that would in the aggregate result in R.V.I. Guaranty Co., Ltd. or Zurich International Bermuda or its Affiliates ceasing to own, directly or indirectly, at least a majority interest in Landlord and in the profits and losses of Landlord. If Landlord or any party that owns an interest, directly or indirectly, in Landlord (the “Offeror”), receives a bonafide third party offer for sale the Project or any of the above described interests from any party (other than an Affiliate of such Offeror), which offer the Offeror wishes to accept or has accepted subject to Tenant’s rights in this Article 10, the Offeror shall deliver to Tenant a notice (constituting an offer) stating the sales price and all other material terms for the sale of the Property or majority interest that the Landlord would accept (which notice may be an executed purchase and sale agreement with a prospective purchaser (which must be subject to the terms of this Article 10)) (the “First Refusal Notice”). Tenant shall have fifteen (15) days from its receipt of the First Refusal Notice to accept the offer set forth in the First Refusal Notice (the “Terms”). For purposes hereof, the fifteen day period is referred to as the “Applicable Period”. A First Refusal Notice may be accepted by Tenant or its designee. The Offeror shall not be permitted to revoke the First Refusal Notice during the Applicable Period, but the First Refusal Notice shall be deemed to be revoked during the Applicable Period if Offeror and Tenant or its designee enter into a purchase agreement on terms different than the Terms. The Terms may be rejected by Tenant at any time.

If Tenant desires to accept the Terms for the Project or the offered interests, Tenant must accept the Terms within the Applicable Period and must enter into a purchase agreement with the Offeror for the purchase and sale of the Project or offered interests on (i) substantially the same form as executed between Offeror and the prospective purchaser or (ii) such other form as prepared by Landlord and reasonably acceptable to Tenant within thirty (30) days after Tenant has irrevocably accepted the Terms. The purchase agreement for the sale of the Project or offered interest shall provide for a closing on the Terms. Landlord (on behalf of the Offeror) and Tenant agree to act in good faith, subject to Section 10.3, below. Tenant shall not have the right to accept the Terms during the continuance of any default under this Lease or event that would constitute a default hereunder with notice or lapse of time, or both.

If Tenant (or its designee) rejects the Terms, the Offeror either (i) may execute a purchase agreement substantially on the Terms, and close (absent a default by the buyer and subject to the terms of such agreement) or (ii) shall, if the Terms were contained in an executed agreement with a buyer, close on the Terms therein (absent a default by buyer and subject to the terms of such agreement), in each case within 210 days from (y) the expiration of the Applicable Period, or (z) the date Tenant rejects the Terms, whichever is earlier. If the closing does not occur within such period or under the Terms, Offeror shall be required to repeat the procedure set forth in Section 10.01 (subject to the terms hereof) if it still wishes to sell the Project or offered interests.

10.02 Non-Applicability of Section 10.01. (a) Section 10.01 shall not apply to a conveyance or assignment to an Affiliate of Landlord or any owner thereof or to any ground lessor or superior mortgagee, or an Affiliate of or successor to any superior mortgagee or ground lessor, or the purchaser at a foreclosure sale in connection with the foreclosure, or to any superior mortgagee, or any Affiliate or designee thereof, in connection with a deed in lieu of foreclosure of any mortgage or deed of trust or pledge agreement. Tenant’s rights hereunder shall survive any sale or transfer to an Affiliate, but not to any ground lessor (or Affiliate), or to any superior mortgagee (or Affiliate) or to any pledgee, or to any purchaser at a foreclosure sale.

(b) Any purchase of the Project under this Article will be subject to this Lease and any superior mortgage and superior lease, if any, unless the indebtedness secured by such superior mortgage is repaid in full. If Tenant or its Affiliate is the purchaser of the Project there shall be no merger of the fee and the leasehold.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

Landlord:	100 NORTH STANTON TOWER LLC

	By:	/s/ Sean Bannon
	Name:	Sean Bannon
	Title:	President

	By:	/s/ Darrell Seife
	Name:	Darrell Seife
	Title:	VP

El Paso Electric Company

TENANT:	By:	/s/ Ershel C. Redd, Jr.
	Name:	Ershel C. Redd, Jr.
	Title:	CEO

Tenant’s Federal Tax I.D. No.:	74-0607870

EXHIBIT A

THE LAND

Exhibit A - 1

EXHIBIT B

FLOOR PLAN OF THE DEMISED PREMISES

Exhibit B - 1

Exhibit B - 2

Exhibit B - 3

Exhibit B - 4

Exhibit B - 5

Exhibit B - 6

ROLL UP DOOR
TRENCH DRAIN
6' High Chain Link Fence
ELEV. NO.1
ELEV. NO.2
ELEV. NO.3
ELEV. NO.4
ELEV. NO.5
ELEV. NO.6
ELEV. NO.7
ELEV. NO.8
ELEV. NO.9
SERV. ELEV. NO.10
RETURN AIR SHAFT
SUPPLY AIR SHAFT
SUMP PIT FOR AIR/VENT DUCTS
N

DESIGNED BY:	EL PASO NATURAL GAS			
DRAWN BY: JTS	BASEMENT-PKC-1			
CHECKED BY:				
APPROVED BY:	DATE: JUNE 1, 2000	REV:	PAGE:	SCALE: NTS

cad dwg: BASEMENT-PKC-1

Exhibit B - 7

EXHIBIT C

RULES AND REGULATIONS

No tenant shall obstruct or encumber, or use for any purpose other than ingress to and egress from its premises, the sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, atrium, plazas, elevators, escalators, stairways, vestibules, corridors, halls and other public portions of the Building (the “Public Areas”), and no tenant shall permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Areas. No tenant shall invite to, or permit to visit, its premises persons in such numbers or under such conditions as may unreasonably interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by any tenant, or the employees, agents, licensees or invitees of any tenant. Landlord reserves the right to control and operate, and to restrict and regulate the use of the Public Areas and the public facilities, and access to and egress from the Building and Project, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally, including the right to allocate certain entrances and elevators for delivery service and persons making deliveries in the Building. No doormat, garbage or garbage receptacle, showcase, furniture, decoration or sculpture or other article of any kind whatsoever shall be placed or left in the Public Areas or outside any tenant’s premises.

No awnings or other projections shall be attached to the outside walls of the Building. Curtains, blinds, shades, louvered openings and screens shall (i) not be attached to or hung in, or used in connection with, any window or door of any tenant’s premises, without the prior written consent of Landlord, (ii) be of a quality, type, design and color, and attached in the manner, approved by Landlord, and (iii) once attached, hung or used with the consent of Landlord, not be thereafter removed or changed without Landlord’s consent. In order to maintain a uniform exterior appearance of the Building, each tenant occupying the perimeter areas of the Building shall unless consented to by Landlord, (a) use only Building Standard lighting in areas where lighting is visible from the outside of the Building and (b) use only Building Standard blinds in window areas which are visible from the outside of the Building.

Signs, advertisements, graphics and notices visible from the Public Areas or the exterior of the Building shall be subject to Landlord’s written approval. Signs on each entrance door of any tenant’s premises shall, unless consented to by Landlord, conform to Building Standard signs. Such signs shall, at the expense of the tenant, be inscribed, painted or affixed by sign makers approved by Landlord. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s reasonable judgment, tends to impair the reputation or desirability of the Building, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign. In the event of the violation of any of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Lettering on doors visible from Public Areas, elevator cab designations, if any and the Building or floor lobby directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord, at the expense of such tenant, and shall be of a size, color, content and style reasonably acceptable to Landlord.

Exhibit C - 1

No tenant shall (a) cover or obstruct the sashes, sash doors, skylights or windows that reflect or admit light and air into the halls, passageways or other public places in the Building or the heating, ventilating and air conditioning vents and doors, or (b) place any bottles, parcels or other articles on the window sills or on the peripheral heating enclosures.

Each tenant, before closing and leaving its premises at any time, shall see that all lights are turned out. All entrance doors in each tenant’s premises shall be kept locked and all windows shall be left closed by such tenant when its premises are not in use. Entrance doors to each tenant’s premises shall not be left open at any time.

All windows in each tenant’s Demised Premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant’s Demised Premises. If Landlord shall elect to install any energy saving film on the windows of the Demised Premises, or to install energy saving windows in place of the existing windows, tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and permit Landlord to have access to the tenant’s Demised Premises at reasonable times during Business Hours to perform such work.

Nothing shall be done or permitted in any tenant’s Demised Premises, and nothing shall be brought into or kept in any tenant’s Demised Premises, which would impair or interfere with any of the Building’s services or the proper or economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the Demised Premises, or the use or enjoyment by any other tenant of any other Demised Premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

No tenant shall (a) discharge, or permit to be discharged, acids, harmful vapors or other hazardous materials into the waste lines, vents or flues of the Building; (b) use the water and wash closets and other plumbing fixtures for any purposes other than those for which they were designed and constructed, or throw or deposit therein sweepings, rubbish, rags, acids or other foreign substances; or (c) sweep or throw anything into the Public Areas or other areas of the Building, or into or upon adjoining buildings or land or the street. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same.

No tenant, nor the employees, agents, licensees or invitees of any tenant, shall at any time bring or keep upon its premises any inflammable, combustible or explosive fluid, chemical or substance.

Tenant shall not cause or permit any unusual or objectionable fumes, vapors or odors to emanate from the Demised Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be carried out in the Demised Premises.

No tenant shall damage, or in any way deface, any part of the Building. No boring, cutting or stringing of wires shall be permitted in any part of the Building, except with

Exhibit C - 2

the prior written consent of, and as directed by, Landlord. Tenant shall not attach or affix any screws or fasteners to the exterior curtain wall of the Building or install, except with the prior written consent of Landlord, any materials that will come in contact with the exterior curtain wall of the Building. No telecommunications wires or systems, or other wires shall be introduced into the Building by any tenant except in a manner consented to by Landlord. Except as consented to by Landlord in connection with the performance of Alterations requiring Landlord’s consent, no tenant shall install linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of its premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

No tenant shall bring into or keep in or about its premises any bicycles, vehicles or animals (except seeing eye dogs), fish or birds of any kind.

No noise, including, without limitation, music or the playing of musical instruments, recordings, radios, loud speaker system or other sound system or television, which, in the reasonable judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Demised Premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any space in the Building.

No tenant shall (a) place or affix any additional locks or bolts of any kind upon any of the doors or windows of its premises or the Building or (b) make any changes in locks or the mechanism thereof which shall make such locks inoperable by the Grand Master Key for the Building. Duplicate keys for any tenant’s premises and toilet rooms shall be procured only from Landlord, and Landlord may make a reasonable charge therefor. Each tenant shall, upon the expiration or sooner termination of the lease of which these Rules and Regulations are a part, turn over to Landlord all keys to stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost of replacement locks.

All removals, or the carrying in or out of any safes, freight, furniture, large boxes or crates, or any other large or heavy object or matter shall take place (a) only during such hours (including non-Business Hours) as Landlord may from time to time determine and (b) using such entrances and such elevators as Landlord may from time to time determine in its sole discretion. Each tenant shall reimburse Landlord for extra costs incurred by Landlord on such tenant’s behalf, including the cost of any overtime work. No hand trucks shall be used for such purposes except those equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require. No hand trucks shall be used in passenger elevators. Tenants shall not use the elevators during Business Hours on Business Days for haulage or removal of construction materials or debris. Persons employed to move safes and other heavy objects shall (a) provide a certificate of insurance, (b) be reasonably acceptable to Landlord and, (c) if so required by Law, shall hold a Master Rigger’s license. Arrangements must be made with Landlord by tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule,

Exhibit C - 3

including a reasonable charge for overhead, shall be paid by tenants to Landlord as Additional Charges on demand.

Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept on any tenant’s Demised Premises. If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant’s Demised Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, and in no case (even if the same are a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s Demised Premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such Demised Premises to any other area of the Building.

Except as otherwise expressly permitted pursuant to, and in accordance with, the terms of the lease, no tenant shall use or occupy, or permit any portion of its premises to be used or occupied, as an office for a public stenographer or public typist, or for the possession, storage, manufacture or sale of liquor, tobacco or any controlled substance or as a barber, beauty or manicure shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, retail service shop, labor union, company engaged in the business of renting office or desk space, public finance (personal loan) business, hiring employment agency, stock brokerage, or for the conduct of any other business or occupation which predominantly involves direct patronage of the general public. No tenant shall advertise for laborers giving an address at the Building.

Landlord may institute, revise and discontinue such security measures, systems and requirements as Landlord shall deem appropriate. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement or non-enforcement of such requirement shall not impose any responsibility or liability on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord reserves the right to exclude from the Building all employees of any tenant who do not present a pass to the Building signed by such tenant. Landlord reserves the right to limit or control access to the Building, including, without limitation, closing certain entrances and exits in its discretion. Landlord or its agent will promptly furnish passes to persons for whom any tenant requests same in writing. Landlord reserves the right to require all other persons entering the Building to sign a register, to be announced to the tenant such person is visiting, and to be accepted as a visitor by such tenant or

Exhibit C - 4

to be otherwise properly identified (and, if not so accepted or identified, reserves the right to exclude such persons from the Building) and to require persons leaving the Building to sign a register or to surrender a pass given to such person by the tenant visited. Each tenant shall be responsible for all persons for whom it requests any such pass or any person who such tenant accepts, and such tenant shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, security, reputation or interests of the Building or the tenants of the Building may be denied access to the Building or may be ejected from the Building. In the event of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same by closing the doors or otherwise, if reasonably necessary for the safety of tenants and the protection of property in the Building. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person, objects or matters to or from its premises or the Building under the provisions of this Rule.

Each tenant shall, at the expense of such tenant, provide light, power and water for the employees of Landlord, and the agents, contractors and employees of Landlord, while doing janitor service or other cleaning in the premises demised to such tenant and while making repairs or alterations in its premises.

No tenant shall use its premises for lodging or sleeping or for any immoral or illegal purpose.

The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

Only Landlord or persons approved by Landlord shall be permitted to furnish to the Demised Premises ice, drinking water, food, beverage, linen, towel, barbering, boot blacking, floor polishing, lighting, maintenance, cleaning, or other similar services. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time. All messenger services and similar services shall be subject to Landlord’s approval, which may include, without limitation, limiting access by messenger and similar companies to certain designated Building areas, from which tenants shall then pick-up its packages.

If the Demised Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Demised Premises by tenant, its agents, employees, visitors or licensees, tenant shall at tenant’s expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminator and such exterminating company or companies as shall be designated by Landlord, or if none is so designated as reasonably approved by Landlord.

Exhibit C - 5

All paneling, doors, trim or other wood products not considered furniture shall, to the extent required by law, be of fire-retardant materials. Before installation of any such materials, certification of such materials’ fire-retardant characteristics shall be submitted to and consented to by Landlord, and such materials shall be installed in a manner consented to by Landlord.

Tenants shall comply with any and all recycling measures required by law or by Landlord.

No employee, agent, licensee or invitee may carry a handgun or any other deadly weapon whether concealed or otherwise, into the Building or Project. Any violation of this policy shall constitute a criminal trespass and shall be prosecuted.

Smoking within the Building is prohibited. Designated smoking areas may be established by Landlord from time to time. All flammable materials shall be disposed of in proper containers.

Landlord reserves the right to add to, or amend or delete any of the Rules and Regulations of the Building at any time.

To the extent there is a conflict between the provisions contained in the lease or this Exhibit B annexed thereto, the provisions of the lease shall govern and control.

Exhibit C - 6

EXHIBIT D

SECURITY PROCEDURES

(Subject to change by Landlord)

1. Identification Badges:

a.	All employees of tenants will be issued Security/Identification Badges (“Badges”) in such format as may be prescribed by Landlord. Each such employee shall wear such employee’s Badge in such a manner so as to be in plain sight at all times in or about the Common Areas of the Building.

b.	Business invitees of tenants shall be issued a temporary Badge once Tenant’s employees shall have approved (by telephonic confirmation or pre-approved roster of invitees) the admittance of such business invitee into the Building.

c.	Each tenant shall designate an employee that will: (i) monitor the issuance of new or replacement Badges; and (ii) design and make the Badge templates required by such tenant.

d.	Landlord reserves the right to exclude from the Building any person who is not authorized or not properly identified through the security monitor system.

e.	Landlord reserves the right to require all persons admitted to or leaving the Building between the hours of 6:00 pm and 6:00 am, Monday through Friday and at any time on Saturdays, Sundays and legal holidays to register.

f.	Each tenant shall be responsible for all persons whom such tenant and such tenant’s officers, directors or employees authorize entry into the Building, and shall be liable to Landlord for all acts or omissions of such authorized persons.

2. Security Access Computer System and Hardware:

A. The location of access control devices (card readers provided by Landlord) at the entrance to each tenant’s suite shall not be removed or changed without notice to and consent of Landlord.

B. Each tenant will install and maintain any additional security devices such tenant may require within its Demised Premises, including all cabling. Each tenant will coordinate with Landlord all installations of hardware pertaining to the security system. Landlord reserves the right to approve all installations and additions to the security systems.

3. Business Invitee Procedures:

A. Business invitees will be required to “check-in” at the guard station maintained by Landlord in the Common Area of the Building.

Exhibit D - 1

B. Business invitees will be requested to identify the person or persons they intend to visit.

C. The Building’s security officer will telephone the person to be visited to get verbal approval (or confirm the invitee from a roster provided by the tenant) to permit the business invitee to enter Building and the tenant’s Demised Premises.

D. Advance approval of business invitees for special functions may be made by delivering a roster of invitees to the Building’s security management prior to the special function.

E. All business invitees are required to conduct themselves in accordance with the Building Rules and Regulations.

F. All business invitees must relinquish their temporary security badges when exiting a tenant’s offices or the Building.

G. No person will be allowed to solicit contributions, collect for charitable organizations or distribute political, religious, or advertising material in the Building and each tenant shall cooperate to prevent the same.

4. Employee Temporary Badges:

A. Employees without a Badge must “check-in” at the guard station within the Building to obtain a temporary Badge.

B. Each such employee must identify themselves to the security officer, such identification to include name of each such employee as it appears in the Building’s computer access system database.

C. The security officer will verify the employee’s identity in the Building’s computer access system database and, upon verification, each such employee will be issued a temporary Badge.

D. All employees of tenants must report lost or stolen Badges.

5. Loading Dock Procedures:

A. The Building’s loading dock will not be opened for any tenant unless a security officer is present to supervise access to the Building in the loading dock area. Each special request for the Building’s loading dock to be open for more than one hour requires advance notice to Landlord. Landlord shall invoice tenant for the actual costs of additional security in connection with such tenant’s use of the Building’s loading dock.

B. The Building’s loading dock is for loading and unloading only and is to be kept clear of all freight.

Exhibit D - 2

6. Process Servers and Law Enforcement Officers:

A. Process servers and law enforcement officers will be kept at Building’s guard station on the first floor of the Building.

B. Process servers and law enforcement officers will be required to identify themselves and the individual or company that is the subject matter of process.

C. The Building’s security officer will notify the tenant’s duly appointed employee to bring the employee, the subject matter of process, to the guard station on the first floor of the Building.

D. The Building’s security officer will make the security office available where process can be served in private.

E. The Building’s security officer will remain in the security office unless the security officer is requested to leave.

F. Arrest warrants will be handled on an individual basis and will be coordinated with the arresting law enforcement officer, the Building’s security officer and the tenant’s duly appointed official employee.

G. Each tenant will designate in writing its list of appointed employees as points of contact in dealing with process servers and law enforcement officers.

7. Reporters and Camera Crews: No media reporter or cameras will be allowed into the Building unless permission is granted by one of Tenant’s duly appointed employees. Reporters and camera crews will be escorted while in the Building.

8. Packages and Deliveries:

A. Security stations are not to be used as points of “drop-off” for any deliveries of any kind. Business invitees with deliveries will be asked to identify themselves and the recipient of the delivery.

B. Upon proper identification, the security officer will telephone the recipient of the delivery and ask the recipient if they want the package delivered to their office or wait for the recipient to come down and pick it up.

C. If business invitees with packages are to enter the Building, the Business Invitee Procedures described above are applicable.

Exhibit D - 3

EXHIBIT E-1

HVAC PLANS – 13th FLOOR

N
El Paso
NATURAL GAS COMPANY
13th FLOOR - FKD T

PENETRATIONS
MACHINE ROOMS
SERVICE AREAS
HALLWAYS & LOBBIES

Exhibit E-1 - 1

EXHIBIT E-2

HVAC PLANS – 15th FLOOR

N

11500–11556

PENETRATIONS
MACHINE ROOMS
SERVICE AREAS
HALLWAYS & LOBBIES

El Paso
NATURAL GAS COMPANY
15th FLOOR – PKC I

Exhibit E-2 - 1

EXHIBIT E-3

HVAC PLANS – BASEMENT

TRENCH DRAIN
ROLL UP DOOR
6' High Chain Link Fence
ELEV. NO.1
ELEV. NO.2
ELEV. NO.3
ELEV. NO.4
ELEV. NO.5
ELEV. NO.6
ELEV. NO.7
ELEV. NO.8
ELEV. NO.9
SERV. ELEV. NO.10
RETURN AIR SHAFT
SUPPLY AIR SHAFT
SUMP PIT FOR AIR/VENT DUCTS
N

DESIGNED BY:	EL PASO NATURAL GAS
DRAWN BY: JTS	BASEMENT-PKC-1
CHECKED BY:	
APPROVED BY:	DATE: JUNE 1, 2000 · REV: · PAGE: · SCALE: NTS

cad dwg: BASEMENT-PKC-1

Exhibit E-3 - 1

EXHIBIT F

[CLEANING SPECIFICATIONS1 ]

(Subject to change by Landlord)

I. Public Areas (Corridors and Stairwells)

a.	Vacuum all carpeted corridors nightly. Spot clean shampoo as required.

b.	Wash all non-carpeted public corridor flooring nightly and wax once per week.

c.	Remove all smudges, scuffmarks, graffiti and all other unauthorized marks and writings from public corridor walls nightly.

d.	Police all public stairwells throughout the entire building and keep in clean condition, sweep daily and mop same area once per week.

e.	Inspect and keep clean firehoses, extinguishers and similar equipment as required.

f.	Dust all railings, etc., weekly and high dust quarterly.

II. Office Areas

a.	All linoleum, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept nightly, using approved dust-check type of mop.

b.	All carpentry and rugs to be carpet swept nightly and vacuum cleaned weekly moving light furniture other than desks, file cabinets, etc.

c.	Hand dust and wipe clean all furniture, fixtures, desks, equipment and windowsills nightly. All dusting to be carried out using specially treated cloths.

d.	Empty and clean all waste receptacles nightly and remove waste paper and waste materials to appropriate areas for removal by rubbish remover.

e.	Dust interior of all waste disposal cans and baskets nightly; damp dust as necessary.

f.	Wash clean all water fountains and coolers nightly.

g.	Hand dust all baseboards, chair rails, trim, pictures, charts, doors and ventilating louvers, within reach, as necessary.

h.	Dust all telephones as necessary.

[1]	Performed by Landlord’s contractor.

Exhibit F - 1

i.	Sweep all private stairway structures nightly; if carpeted, carpet sweep nightly, vacuum weekly.

j.	Remove finger marks from metal partitions and other similar surfaces as necessary.

III. Lavatories

a.	Sweep and wash all lavatory floors nightly using proper disinfectants. Wash and polish all mirrors, power shelves, bright work, including flushometers, piping and toilet set hinges and enameled surfaces in all lavatories nightly.

b.	Scour, wash and disinfect all basins, bowls and urinals throughout all lavatories nightly.

c.	Wash all toilet seats nightly.

d.	Empty paper towel receptacles and transport waste paper to designated area in basement nightly.

e.	Fill toilet tissue holders, towel dispensers, soap dispensers and Kotex/Modess dispensers nightly.

f.	Empty sanitary disposal receptacles nightly.

g.	Contractor shall use only non-abrasive material to avoid damage and deterioration to chrome fixture.

h.	Machine scrub flooring with approved germicidal detergent solution once a week.

i.	Thoroughly wash all wall tile and stall surfaces nightly and polish monthly.

Exhibit F - 2

EXHIBIT G

LANDLORD’S WORK

Any and all work (except as provided in the Lease) required to (i) repair the structure of the Building, (ii) repair the Building systems (excluding systems solely serving the Demised Premises), (iii) comply with all applicable laws (except to the extent provided in the Lease), and except to the extent of complying with the Americans with Disabilities Act in the Demised Premises.

Exhibit G - 1

EXHIBIT H

[Intentionally Omitted]

Exhibit H - 1

EXHIBIT I

PRE-APPROVED ARCHITECTS, ENGINEERS AND CONTRACTORS

Exhibit I - 1

EXHIBIT J

PERMITTED ENCUMBRANCES

(see attached)

Exhibit J - 1

FT (4/2002)
Form: Commitment for Title Insurance Form Prescribed by Texas Department of Insurance (Revised 1/1/93)
Attached to and made a part of Stewart Title Guaranty Company Commitment for Title Insurance

File No. 606597

Stewart Title Guaranty Company
SCHEDULE B
EXCEPTIONS FROM COVERAGE

In addition to the Exclusions and Conditions and Stipulations, your policy will not cover loss, costs, attorney's fees and expenses resulting from:

1. ~~The following restrictive covenants of record itemized below (We must either insert specific recording data or delete this exception):~~

   Deleted

2. Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or protrusions, or any overlapping of improvements.

3. Homestead or community property or survivorship rights, if any, of any spouse of any insured. **(Applies to the Owner Policy only.)**

4. Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities,
   a. to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or
   b. to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or
   c. to filled-in lands, or artificial islands, or
   d. to statutory water rights, including riparian rights, or
   e. to the area extending from the line of mean low tide to the line of vegetation, or the rights of access to that area or easement along and across that area.

   (Applies to the Owner Policy only.)

5. Standby fees, taxes and assessments by any taxing authority for the year 2007, and subsequent years; and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership, but not those taxes or assessments for prior years because of an exemption granted to a previous owner of the property under Section 11.13, Texas Tax Code, or because of improvements not assessed for a previous tax year. (If Texas Short Form Residential Mortgagee Policy of Title Insurance (T-2R) is issued, that policy will substitute "which become due and payable subsequent to Date of Policy" in lieu of "for the year 2007 and subsequent years.")

6. The terms and conditions of the documents creating your interest in the land.

7. Materials furnished or labor performed in connection with planned construction before signing and delivering the lien document described in Schedule A, if the land is part of the homestead of the owner. **(Applies to the Mortgagee Title Policy Binder on Interim Construction Loan only,** and may be deleted if satisfactory evidence is furnished to us before a binder is issued.)

8. Liens and leases that affect the title to the land, but that are subordinate to the lien of the insured mortgage. **(Applies to Mortgagee Policy (T-2) only.)**

9. The Exceptions from Coverage and Express Insurance in Schedule B of the Texas Short Form Residential Mortgagee Policy of Title Insurance (T-2R). **(Applies to Texas Short Form Residential Mortgagee Policy of Title Insurance (T-2R) only. Separate exceptions 1 through 8 of this Schedule B do not apply to the Texas Short Form Residential Mortgagee Policy of Title Insurance (T-2R).)**

Exhibit J - 2

FT (4/2002)
Form: Commitment for Title Insurance Form Prescribed by Texas Department of Insurance (Revised 1/1/93)
Attached to and made a part of Stewart Title Guaranty Company Commitment for Title Insurance

File No. 606597

10. The following matters and all terms of the documents creating or offering evidence of the matters (We must insert matters or delete this exception.):

a. Utility easements and prescriptive rights visible and apparent on the ground.

b. Easement to EL PASO ELECTRIC COMPANY, recorded in Volume 1547 Page 1348, Real Property Records of El Paso County, Texas.

c. Rights of any public utilities having installations in the alley vacated by Ordinance No. 5320, dated 05/02/1974, as referred to in Volume 519, Page 535, Real Property Records of El Paso County, Texas.

d. Easement for service pipe purposes granted by EL PASO NATURAL GAS BUILDING COMPANY to MUTUAL SAVINGS ASSOCIATION OF EL PASO over a portion of the vacated alley in Volume 999, Page 113 Real Property Records of El Paso County, Texas.

e. Rights of Parties in Possession.

f. The effects, if any, of that certain Order Nunc Pro Tunc creating the EL PASO DOWNTOWN MANAGEMENT DISTRICT OF EL PASO COUNTY, recorded in Volume 3223, Page 1138, Real Property Records of El Paso County, Texas.

g. Terms, conditions and stipulations of that certain Ground Level Access Easement between THE STATE OF CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM and EL PASO NATURAL GAS BUILDING COMPANY, dated 05/25/1982, filed on 05/27/1982, recorded in Volume 1262, Page 78, Real Property Records of El Paso County Texas; amended by document dated 12/27/1996, filed on 12/30/1996, recorded in Volume 3148, Page 1094, Real Property Records of El Paso County, Texas.

h. Terms, conditions and stipulations of lease dated 05/27/1982 between THE STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, as Lessor (Landlord) and EL PASO NATURAL GAS COMPANY as Lessee (Tenant) filed on 05/27/1982, recorded in Volume 1262, Page 94, Real Property Records of El Paso County, Texas; assignment of landlord's interest by document dated 07/26/1984, filed on 07/26/1984, recorded in Volume 1472, Page 1701 Real Property Records of El Paso County, Texas, to FIRST CAPITAL KAYSER CENTER, a Florida joint venture, composed of FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES VIII, a Florida limited partnership, and FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES IX, a Florida limited partnership; said lease having been further assigned by Deed and Assignment of Lease to NATIONSBANK OF TEXAS, N.A., not personally bust solely as Trustee under Trust Agreement dated January 4, 1993, dated /01/04/1993, filed on 01/15/1993, recorded in Volume 2521, Page 684, Real Property Records of El Paso County, Texas; Certification of Lease dated 03/28/1994, by MANUFACTURERS & TRADERS TRUST COMPANY, in its capacity as trustee under that certain indenture between SUN BANK, NATIONAL TRUST COMPANY and the holders of the Notes thereunder, recorded in Volume 2718 Page 625, Real Property Records of El Paso County, Texas; said lease having been further assigned by Assignment and Assumption of Lease dated 04/06/1994, between FIRST CAPITAL KAYSER CENTER (Assignor) and SUN BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of April 6, 1994 between EPGX COMPANY as Beneficiary and SUN BANK, AS TRUSTEE (Assignee), recorded in Volume 2718, Page 672, Real Property Records of El Paso County Texas; said lease having been further assigned by Assignment and Assumption of Lease dated 04/06/1994, between FIRST CAPITAL KAYSER CENTER (Assignor) and EPNG BUILDING, LLC (Assignee), recorded in Volume 2718, Page 689, Real Property Records of El Paso County, Texas; and said lease having been further assigned by Assignment and Assumption of Lease dated 10/16/1995, filed on 11/07/1995, between EPNG BUILDING, LLC (Assignor) and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of October 1, 1995, between CHEMICAL TRUST COMPANY OF CALIFORNIA as Trustee under a Trust Agreement dated October 1, 1995 Ownership Participant and TEXAS COMMERCE BANK NATIONAL ASSOCIATION TRUSTEE (Assignee) recorded in Volume 2970, Page 799 and Volume 2970, Page 805, Real Property Records of El Paso County, Texas.

Exhibit J - 3

Exhibit J - 4

EXHIBIT K

RJL BROKER AGREEMENT

Landlord agrees to pay RJL Real Estate Consultants, LLC, its successors and assigns (“RJL”), at 725 S. Mesa Hills Drive, #1, El Paso, Texas 79912, a lease commission and a limited sales commission, as follows (all capitalized terms used herein but not defined shall have the meanings set forth in that certain Lease, dated as of             , 2007, by and between 100 North Stanton Tower LLC (“Landlord”) and El Paso Electric Company (“Tenant”)):

(a) Landlord agrees to pay RJL a lease commission equal to two and one half percent (2.50%) of the monthly Fixed Rent paid by Tenant, as and when received by Landlord, during the initial Term of the Lease, and during the terms of all renewal options, holdovers, and extensions, and during the terms of any replacement, restated or new lease, between Landlord and Tenant and/or their affiliates, successors and assigns. The term “Fixed Rent” shall include all rent paid for any expansion space taken over by Tenant, whether under the Lease or in a separate lease, all increases in the Fixed Rent (without regard for how defined, other than pass-throughs and reimbursements), and all sums paid by Tenant in settlement or termination of its obligations under the Lease. As used in this Agreement, the term “Tenant” shall include all of Tenant’s affiliates, successors and assigns, and all entities in which Tenant or its affiliates may own an interest. Commission payments shall be due and payable within ten days after the Fixed Rent is received by Landlord, and commission payments that are delinquent more than thirty days shall bear interest at the rate of twelve percent per annum.

(b) Landlord agrees to pay RJL a sales commission equal to two percent (2.0%) of the total sales price or exchange value of the Building or Project if the Building or the Project, or an entity that owns the Building or the Project, is sold or conveyed to Tenant or its designee, or is contracted to be sold, during any term of the Lease or within ninety days after the expiration of the Lease. This sales commission will be due and payable at the closing of the transaction.

(c) The provisions set forth in this Agreement shall survive any assignment of the Lease and any transfer of title to the Building or Project. Upon any such assignment or transfer of title, the assignee, purchaser, or other successor in interest shall be deemed to have assumed all of the obligations of Landlord set forth herein, and RJL does not release Landlord from its obligations herein without RJL’s prior written consent at that time. Landlord agrees not to delete the reference to the existence of this Agreement contained in Section 8.12 of the Lease or to assign the Lease or transfer title unless its successor in interest expressly assumes the Landlord’s obligations in this Agreement. Pursuant to Section 62.022, chapter 62 of the Texas Property Code, any assignee, purchaser or other successor in interest that assumes the Landlord’s position in the Lease is bound by the commission agreements set forth in this Agreement.

(d) The parties hereto acknowledge that RJL has represented the Tenant in the

Exhibit K - 1

consummation of the Lease, and not the Landlord; however, the Landlord has agreed to pay the commissions. RJL represents that it is a licensed real estate broker in Texas. Landlord shall hold Tenant harmless from all claims (including reasonable attorneys’ fees) resulting from any claim for payment of the commission that may be asserted against Tenant by RJL. Landlord has entered into a separate written agreement with another broker, Best Real Estate, Inc., which broker represents Landlord, and their agreement shall be as stated in that separate agreement. Best Real Estate, Inc. will not participate in the leasing and sales commissions payable to RJL as above provided. Landlord agrees to furnish RJL with an executed copy of the Lease.

(e) Any notice pursuant to this Agreement shall be given in writing by: (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, (d) legible facsimile transmission, or (e) email; when sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission, provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above, and in the case of email, as of the date the receipt of the email is acknowledged by the person to whom it is addressed. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

Landlord:	100 North Stanton Tower LLC c/o Zurich Structured Finance, Inc. 105 E. 17th Street, 4th Floor New York, New York 10003 Attention: Sean Bannon

with a copy to	R.V.I. Guaranty Co., Ltd. 177 Broad Street, 9th Floor Stamford, Connecticut 06901-2048 Attention: Darrel Seife

RJL:	RJL Real Estate Consultants, LLC 725 S. Mesa Hills Drive, #1 El Paso, Texas 79912 Attention: Richard J. Amstater

(f) Pursuant to Section 62.021, chapter 62, of the Texas Property Code, RJL has a right to file a notice of lien against Landlord’s property for non-payment of the Commission and to enforce that lien.

[SIGNATURE PAGE TO FOLLOW]

Exhibit K - 2

RJL Real Estate Consultants, LLC

By:	/s/ John Folmer
Name:	John Folmer
Title	Member

100 North Stanton Tower LLC

By:
Name:
Title

Exhibit K - 3

EXHIBIT L

BEST BROKER AGREEMENT

(see attached)

Exhibit L - 1

COMMISSION AGREEMENT

RVI Guaranty Group, Ltd./Zurich, collectively referred to herein as “Owner” of 100 Stanton Tower, herein after referred to as “Property”, jointly and severally hereby agree to pay Best Real Estate. Inc. hereinafter referred to as “Agent” the following commission on the following terms as they relate to the successful completion of a lease agreement between the Owner and El Paso Electric Company hereinafter referred to as “Lessee”.

Provided Agent shall provide leasing and/or sales information or other materials on the Property to prospective tenants which are acceptable to Owner, and tenant and Owner conclude an agreement acceptable to Owner for Lessee to occupy all or a portion of the Property, Owner shall pay a cash out commission on the lease equivalent to one and one half percent (1.5%) of the gross rentals to be paid over the primary term of the lease payable as follows: one half (1/2) within fifteen (15) days following the execution of the lease and one half (1/2) upon lease commencement. Such commission shall be paid in cash in El Paso, Texas.

In the event Lessee renews the lease or expands beyond the Leased Premises identified in the lease agreement, and in the event Agent is involved, as a representative of Lessee or Lessor, Agent will be entitled to a cash-out commission of one percent (1%).

In the event Lessee elects to purchase the Property, and in the event Agent is involved, as a representative of Lessee or Lessor, Agent will be entitled to a cash-out commission of one percent (1%).

This agreement is executed in triplicate and a copy retained by the Owner. The terms of this agreement shall be binding upon the parties hereto and their respective agents, heirs, executors, administrators, and assigns. In the event of the assignment of Owner’s rights and obligations hereunder due to sale, exchange or assignment of the above described Property, the Owner agrees to obtain from purchaser, assignee, or other successor in interest of the above described Property for rentals, an assumption agreement in recordable form, whereby such purchaser, assignee, or other successor in interest agrees to assume and perform all obligations of this agreement with respect to leasing, sale and exchange commissions. Owner at that time shall be released from any further obligations for the payment of commissions on rentals collected after consummation of such sale.

Signed and date this 21st day of May, 2007.

/s/ Sean Bannon		/s/ Laura A. Pople
RVI Guaranty Co., Ltd. (“Owner”)		Laura A. Pople – Best Real Estate, Inc.

Printed Name:	Sean Bannon	Printed Name:	Laura A. Pople
Title:	President	Title	Vice President

Exhibit L - 2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below.

Date: May 21st, 2007

OWNER:

100 NORTH STANTON TOWER LLC

By:	Zurich Structured Finance, Inc., its sole member

/s/ Sean Bannon
By:	Sean Bannon
Its:	VP

MANAGER:

BEST REAL ESTATE MANAGEMENT, INC.

By:	/s/ Laura A. Pople

Printed Name:

Title:

Exhibit L - 3